                                                                   EXHIBIT 10.03


                                CREDIT AGREEMENT

                                     among

                           CARAUSTAR INDUSTRIES, INC.
                                  as Borrower

                          CERTAIN OF ITS SUBSIDIARIES
                                 as Guarantors

                                VARIOUS LENDERS

                                      and

                             BANK OF AMERICA, N.A.
                            as Administrative Agent


                           Dated as of March 29, 2001

-------------------------------------------------------------------------------

                         BANC OF AMERICA SECURITIES LLC
                                      and
                         DEUTSCHE BANC ALEX. BROWN INC.
                as Joint Lead Arrangers and Joint Book Managers


                           CREDIT SUISSE FIRST BOSTON
                                      and
                        CREDIT LYONNAIS NEW YORK BRANCH
                          as Co-Documentation Agents

                               TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----

ARTICLE I  DEFINITIONS, ETC.......................................................................................1
         SECTION 1.1          Definitions.........................................................................1
         SECTION 1.2          General............................................................................20
         SECTION 1.3          Other Definitions and Provisions...................................................21

ARTICLE II  REVOLVING CREDIT FACILITIES..........................................................................21
         SECTION 2.1          Amount and Terms of Credit.........................................................21
         SECTION 2.2          Procedure for Advances of Revolving Credit Loans...................................22
         SECTION 2.3          Repayment of Loans.................................................................22
         SECTION 2.4          Revolving Credit Notes.............................................................23
         SECTION 2.5          Swingline Loans and Procedure......................................................24
         SECTION 2.6          Commitment Reductions..............................................................26
         SECTION 2.7          Termination........................................................................27

ARTICLE III  LETTER OF CREDIT FACILITY...........................................................................27
         SECTION 3.1          L/C Commitment.....................................................................27
         SECTION 3.2          Procedure for Issuance of Letters of Credit........................................28
         SECTION 3.3          Fees and Other Charges.............................................................29
         SECTION 3.4          L/C Participations.................................................................30
         SECTION 3.5          Reimbursement Obligation of the Borrower...........................................31
         SECTION 3.6          Obligations Absolute...............................................................31
         SECTION 3.7          Effect of L/C Application..........................................................32

ARTICLE IV  GENERAL LOAN PROVISIONS..............................................................................33
         SECTION 4.1          Interest...........................................................................33
         SECTION 4.2          Conversion and Continuation of Revolving Credit Loans..............................34
         SECTION 4.3          Commitment Fee.....................................................................35
         SECTION 4.4          Manner of Payment..................................................................35
         SECTION 4.5          Crediting of Payments and Proceeds.................................................36
         SECTION 4.6          Adjustments........................................................................36
         SECTION 4.7          Nature of Obligations of Lenders Regarding Extensions of Credit;
                              Assumption by the Administrative Agent.............................................37
         SECTION 4.8          Changed Circumstances..............................................................37
         SECTION 4.9          Indemnity..........................................................................39
         SECTION 4.10         Capital Requirements...............................................................40
         SECTION 4.11         Taxes..............................................................................40

ARTICLE V  CLOSING; CONDITIONS OF CLOSING AND BORROWING..........................................................43
         SECTION 5.1          Conditions to Closing..............................................................43
         SECTION 5.2          Conditions to All Extensions of Credit.............................................45

ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES.................................................46

         SECTION 6.1          Representations and Warranties.....................................................46
         SECTION 6.2          Survival of Representations and Warranties, Etc....................................52

ARTICLE VII  FINANCIAL INFORMATION AND NOTICES...................................................................53
         SECTION 7.1          Financial Statements, Etc..........................................................53
         SECTION 7.2          Officer's Compliance Certificate...................................................54
         SECTION 7.3          Accountants' Certificate...........................................................55
         SECTION 7.4          Other Reports......................................................................55
         SECTION 7.5          Notice of Litigation and Other Matters.............................................55
         SECTION 7.6          Accuracy of Information............................................................56

ARTICLE VIII  AFFIRMATIVE COVENANTS..............................................................................56
         SECTION 8.1          Preservation of Corporate Existence and Related Matters............................56
         SECTION 8.2          Maintenance of Property............................................................57
         SECTION 8.3          Insurance..........................................................................57
         SECTION 8.4          Accounting Methods and Financial Records...........................................57
         SECTION 8.5          Payment and Performance of Obligations.............................................57
         SECTION 8.6          Compliance With Laws and Approvals.................................................57
         SECTION 8.7          Environmental Laws.................................................................58
         SECTION 8.8          Compliance with ERISA..............................................................58
         SECTION 8.9          Conduct of Business................................................................59
         SECTION 8.10         Visits and Inspections.............................................................59
         SECTION 8.11         Use of Proceeds....................................................................59
         SECTION 8.12         Additional Credit Parties..........................................................59

ARTICLE IX  NEGATIVE COVENANTS...................................................................................59
         SECTION 9.1          Financial Covenants................................................................60
         SECTION 9.2          Limitations on Liens...............................................................61
         SECTION 9.3          Limitation on Debt.................................................................62
         SECTION 9.4          Limitations on Mergers and Liquidation.............................................63
         SECTION 9.5          Limitation on Asset Dispositions...................................................64
         SECTION 9.6          Limitations on Acquisitions........................................................64
         SECTION 9.7          Limitation on Advances, Investments and Loans......................................64
         SECTION 9.8          Limitation on Restricted Payments..................................................65
         SECTION 9.9          Limitation on Transactions with Affiliates.........................................65
         SECTION 9.10         Limitation on Certain Accounting Changes...........................................65
         SECTION 9.11         Limitation on Restricting Dividends and Distributions..............................65
         SECTION 9.12         Limitation on Sale Leaseback Transactions..........................................66
         SECTION 9.13         Limitation on Actions with Respect to Other Debt...................................66
         SECTION 9.14         Additional Financial Statements for Year 2000......................................67
         SECTION 9.15         Limitations on Issuances and Sales of Capital Stock of Wholly Owned Subsidiaries...67

ARTICLE X  GUARANTY..............................................................................................67
         SECTION 10.1         Guaranty of Payment................................................................67
         SECTION 10.2         Obligations Unconditional..........................................................68
         SECTION 10.3         Modifications......................................................................68

         SECTION 10.4         Waiver of Rights...................................................................69
         SECTION 10.5         Reinstatement......................................................................69
         SECTION 10.6         Remedies...........................................................................69
         SECTION 10.7         Limitation of Guaranty.............................................................70

ARTICLE XI  DEFAULT AND REMEDIES.................................................................................70
         SECTION 11.1         Events of Default..................................................................70
         SECTION 11.2         Remedies...........................................................................73
         SECTION 11.3         Rights and Remedies Cumulative; Non-Waiver; etc....................................74

ARTICLE XII  THE ADMINISTRATIVE AGENT............................................................................74
         SECTION 12.1         Appointment........................................................................74
         SECTION 12.2         Delegation of Duties...............................................................75
         SECTION 12.3         Exculpatory Provisions.............................................................75
         SECTION 12.4         Reliance by the Administrative Agent...............................................75
         SECTION 12.5         Notice of Default..................................................................76
         SECTION 12.6         Non-Reliance on the Administrative Agent and Other Lenders.........................76
         SECTION 12.7         Indemnification....................................................................77
         SECTION 12.8         The Administrative Agent in Its Individual Capacity................................77
         SECTION 12.9         Resignation of the Administrative Agent; Successor Administrative Agent............77
         SECTION 12.10        Other Agents; Lead Managers........................................................78

ARTICLE XIII  MISCELLANEOUS......................................................................................78
         SECTION 13.1         Notices............................................................................78
         SECTION 13.2         Expenses, Indemnity................................................................81
         SECTION 13.3         Set-off............................................................................81
         SECTION 13.4         Governing Law......................................................................82
         SECTION 13.5         Consent to Jurisdiction............................................................82
         SECTION 13.6         Waiver of Jury Trial...............................................................82
         SECTION 13.7         Reversal of Payments...............................................................82
         SECTION 13.8         Accounting Matters.................................................................83
         SECTION 13.9         Successors and Assigns; Participations.............................................83
         SECTION 13.10        Confidentiality....................................................................87
         SECTION 13.11        Amendments, Waivers and Consents...................................................87
         SECTION 13.12        Performance of Duties..............................................................88
         SECTION 13.13        All Powers Coupled with Interest...................................................88
         SECTION 13.14        Survival of Indemnities............................................................88
         SECTION 13.15        Titles and Captions................................................................89
         SECTION 13.16        Severability of Provisions.........................................................89
         SECTION 13.17        Counterparts.......................................................................89
         SECTION 13.18        Binding Effect; Term of Agreement..................................................89
         SECTION 13.19        Inconsistencies with Other Documents; Independent Effect of Covenants..............89

                                   SCHEDULES

Schedule 1.1(a)   -        Revolving Credit Commitments as of Closing Date

Schedule 3.1      -        Existing Letters of Credit

Schedule 6.1(b)   -        Subsidiaries of the Borrower

Schedule 6.1(p)   -        Debt and Support Obligations of the Credit Parties and
                           any Subsidiary in excess of $5,000,000 as of Closing Date

Schedule 9.1      -        Cost Reduction Synergies

Schedule 9.3      -        Permitted Debt

Schedule 9.7      -        Investments as of Closing Date

Schedule 13.1     -        Notice Addresses for Lenders


                                    EXHIBITS

Exhibit A         -        Form of Revolving Credit Note
Exhibit B-1       -        Form of Notice of Revolving Credit Borrowing
Exhibit B-2       -        Form of Notice of Swingline Borrowing
Exhibit C         -        Form of Notice of Account Designation
Exhibit D         -        Form of Notice of Prepayment
Exhibit E         -        Form of Guarantor Joinder Agreement
Exhibit F         -        Form of Notice of Conversion/Continuation
Exhibit G         -        Form of Officer's Compliance Certificate
Exhibit H         -        Form of Assignment and Acceptance

         CREDIT AGREEMENT dated as of March 29, 2001 among CARAUSTAR INDUSTRIES, INC., a North Carolina corporation (the "Borrower"), certain of the Borrower's Subsidiaries from time to time party hereto (each a "Guarantor," and together with the Borrower, the "Credit Parties," and each, a "Credit Party"), the Lenders from time to time party hereto and BANK OF AMERICA, N.A., as Administrative Agent (the "Administrative Agent") (all capitalized terms used herein and defined in Section 1.1 are used herein as therein defined).


                              STATEMENT OF PURPOSE

         WHEREAS, the Borrower has requested that the Lenders provide certain revolving loans and letters of credit of up to $75,000,000 in the aggregate maximum principal amount at any time outstanding; and

         WHEREAS, the Lenders and the Administrative Agent are willing to establish such credit facilities on the terms and conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:


                                   ARTICLE I

                               DEFINITIONS, ETC.

         SECTION 1.1       DEFINITIONS.

         The following terms when used in this Agreement shall have the meanings assigned to them below:

         "Adjusted Premier Boxboard EBITDA" means the Borrower's pro rata share (as determined in accordance with the Borrower's percentage ownership, direct and indirect, of Capital Stock of, or, if applicable, profit-sharing percentage in, Premier Boxboard) of Premier Boxboard EBITDA to the extent that Premier Boxboard is not subject to an encumbrance or restriction on its ability to pay dividends or make other distributions (including distributions of Premier Boxboard EBITDA) on its Capital Stock to the Borrower.

         "Adjusted Premier Boxboard Interest Expense" means the Borrower's pro rata share (as determined in accordance with the Borrower's percentage ownership, direct and indirect, of Capital Stock of, or, if applicable, profit-sharing percentage in, Premier Boxboard) of Premier Boxboard Interest Expense.

         "Adjusted Standard Gypsum EBITDA" means the Borrower's pro rata share (as determined in accordance with the Borrower's percentage ownership, direct and indirect, of Capital Stock of, or, if applicable, profit-sharing percentage in, Standard Gypsum) of Standard Gypsum EBITDA to the extent that Standard Gypsum is not subject to an encumbrance or restriction on its ability to pay dividends or make other distributions (including distributions of Standard Gypsum EBITDA) on its Capital Stock to the Borrower.

         "Adjusted Standard Gypsum Interest Expense" means the Borrower's pro rata share (as determined in accordance with the Borrower's percentage ownership, direct and indirect, of Capital Stock of, or, if applicable, profit-sharing percentage in, Standard Gypsum) of Standard Gypsum Interest Expense.

         "Administrative Agent" means Bank of America in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to
Section 12.9.

         "Administrative Agent's Office" means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 13.1(c).

         "Affiliate" means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries (a) controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries or (b) owns or holds ten percent (10%) or more of the Capital Stock in such first Person or any of its Subsidiaries. The term "control" means the possession, directly or indirectly, of any power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Aggregate Revolving Credit Commitment" means, as to all Lenders, the aggregate Revolving Credit Commitments of all Lenders, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof. The Aggregate Revolving Credit Commitment on the Closing Date shall be Seventy-Five Million Dollars ($75,000,000).

         "Agreement" means this Agreement, as amended, restated, supplemented or otherwise modified.

         "Applicable Law" means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of Governmental Authorities and all orders and decrees of all courts and arbitrators.

         "Applicable Percentage" means, for purposes of calculating (a) the interest rate applicable to Offshore Rate Loans for purposes of Section 4.1(a);
(b) the interest rate applicable to Base Rate Loans for purposes of Section 4.1(a); (c) the L/C Fee for purposes of Section 3.3(a); or (d) the Commitment Fee for purposes of Section 4.3, the rate set forth below opposite the applicable Total Leverage Ratio then in effect:

                                           Applicable           Applicable          Applicable         Applicable
   Pricing            Total              Percentage for       Percentage for      Percentage for     Percentage for
    Level        Leverage Ratio        Offshore Rate Loans    Base Rate Loans     Commitment Fee        L/C Fee
   -------       --------------        -------------------    ---------------     --------------     --------------
      I              < 45.0%                  1.25%                0.00%              0.25%               1.25%
     II           < 55.0% but
                    => 45.0%                  1.50%                0.25%              0.30%               1.50%
     III          < 65.0% but
                    => 55.0%                  1.75%                0.50%              0.40%               1.75%
     IV             => 65.0%                  2.00%                0.75%              0.50%               2.00%

The Applicable Percentage shall be determined and adjusted quarterly on the date (each a "Rate Determination Date") five (5) Business Days after the date by which the annual or quarterly compliance certificates, as applicable, and related financial statements and information are required in accordance with the provisions of Sections 7.1(a) and (b) and Section 7.2, as appropriate; provided that:

                  (i) the initial Applicable Percentages shall be based on Pricing Level IV and shall remain in effect at such Pricing Level until the first Rate Determination Date to occur at least six months after the Closing Date, and

                  (ii) in the event an annual or quarterly compliance certificate and related financial statements and information are not delivered timely to the Administrative Agent's Office by the date required by Sections 7.1(a) and (b) and Section 7.2, as appropriate, the Applicable Percentages shall be based on Pricing Level IV until such time as an appropriate compliance certificate and related financial statements and information are delivered.

Each Applicable Percentage shall be effective from a Rate Determination Date until the next such Rate Determination Date. The Administrative Agent shall determine the appropriate Applicable Percentages in the pricing matrix promptly upon receipt of the quarterly or annual compliance certificate and related financial information and shall promptly notify the Borrower and the Lenders of any change thereof. Such determinations by the Administrative Agent shall be conclusive absent manifest error. Adjustments in the Applicable Percentages shall be effective as to existing Extensions of Credit as well as any new Extension of Credit made thereafter.

         "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "Arrangers" means Banc of America Securities LLC and Deutsche Banc Alex. Brown Inc., in their capacity as Joint Lead Arrangers and Joint Book Managers for the Credit Facility.

         "Asset Disposition" means the disposition of any or all of the assets (including without limitation the Capital Stock of a Subsidiary and accounts and notes receivable) of the Borrower or any of its Subsidiaries whether by sale, lease, transfer or otherwise. The term "Asset Disposition" shall not include (i) the sale of inventory in the ordinary course of business, (ii) the sale or disposition of machinery and equipment no longer used or useful in the conduct of such Person's business,
(iii) any Equity Issuance or (iv) transfers to a Credit Party or from a Subsidiary that is not a Credit Party to another Subsidiary that is not a Credit Party. Solely for purposes of Section 2.3, the term "Asset Disposition" shall also include the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of the property or assets of the Borrower and its Subsidiaries.

         "Assignment and Acceptance" shall have the meaning assigned thereto in
Section 13.9(b)(iii).

         "Bank of America" means Bank of America, N.A., a national banking association, and its successors.

         "Bankruptcy Event" means any of the events set forth in Section 11.1(i), (j) or (k), or any of those events which with the passage of time, the giving of notice or any other condition would constitute such an event.

         "Base Rate" means, at any time, the higher of (a) the Prime Rate and
(b) the sum of (i) the Federal Funds Rate plus (ii) 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

         "Base Rate Loan" means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 4.1(a).

         "Borrower" means Caraustar Industries, Inc., a North Carolina corporation.

         "Business Day" means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in Charlotte, North Carolina, New York, New York or San Francisco, California; provided that in the case of Offshore Rate Loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.

         "Capital Expenditures" means, for any period, as applied to the Borrower and its Consolidated Subsidiaries, all expenditures for such period which in accordance with GAAP are or should be accounted for as capital expenditures in the Consolidated financial statements of such Persons, as determined and computed on a Consolidated basis in accordance with GAAP.

         "Capital Lease" means, with respect to any Person, any lease of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of such Person and its Consolidated Subsidiaries.

         "Capital Stock" means (i) in the case of a corporation, capital stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time and demand deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition,
(c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Borrower shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

         "Change in Control" shall have the meaning assigned thereto in Section 11.1(h).

         "Closing Date" means the date of this Agreement or such later Business Day upon which each condition described in Section 5.1 shall be satisfied or waived in all respects.

         "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified from time to time.

         "Commitment Fee" shall have the meaning assigned thereto in Section 4.3(b).

         "Commitment Percentage" means, as to any Lender at any time, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to (b) the Aggregate Revolving Credit Commitment.

         "Consolidated" means, when used with reference to financial statements or financial statement items of a Person and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

         "Consolidated Subsidiary" means, at any date, any Subsidiary or other entity the accounts of which, in accordance with GAAP, are Consolidated with those of the Borrower in its Consolidated financial statements as of such date.

         "Credit Facility" means the collective reference to the Revolving Credit Facility and the L/C Facility or any one of them, as the context requires.

         "Credit Parties" means, collectively, the Borrower and the Guarantors; "Credit Party" means any one of them.

         "Debt" of any Person means at any date, without duplication, the sum of the following calculated in accordance with GAAP: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take or pay or similar arrangements or under commodities agreements, (f) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, provided that for purposes hereof the amount of such Debt shall be limited to the greater of (i) the amount of such Debt as to which there is recourse to such Person and (ii) the fair market value of the property which is subject to the Lien, (g) all Support Obligations of such Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all net obligations of such Person in respect of Hedging Agreements, (j) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred stock issued by such Person and required by the terms thereof to be redeemed (in whole or in part), or for which any mandatory sinking fund payments are due, by a fixed date on or prior to the Specified Maturity Date, (l) the outstanding attributed principal amount under any asset securitization program of such Person (including without limitation any notes or accounts receivable financing program) and (m) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. The Debt of any Person shall include the Debt of any partnership or joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for payment of such Debt.

         "Default" means any of the events specified in Section 11.1 which, with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

         "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

         "Designating Lender" has the meaning set forth in Section 13.9(i).

         "Dollars" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

         "EBITDA" means, for any period, as applied to the Borrower and its Consolidated Subsidiaries without duplication, the sum of the amounts for such period of: (a) Net Income, plus (b) an amount which, in the determination of Net Income, has been deducted for (i) Interest Expense, (ii) all federal and state income tax expense, (iii) depreciation and amortization expense, (iv) one-time non-cash charges taken in connection with the write-down of plant, property and equipment and goodwill in an aggregate amount of up to the sum of
(A) $25,000,000 minus (B) the amount of any such charges included in the calculation of Standard Gypsum EBITDA and Premier Boxboard EBITDA, and (v) one-time charges, fees and expenses paid or incurred by the Borrower in connection with the issuance of the Senior Subordinated Notes, the New Senior Notes and the consummation of the transactions contemplated by this Agreement (including make-whole premiums paid in connection with the prepayment of the Borrower's 7.74% senior notes) in an aggregate amount of up to $10,000,000, minus (c) an amount which, in the determination of Net Income, has been added for any non-cash credits, all of the foregoing determined and computed on a Consolidated basis in accordance with GAAP; provided, however, that for purposes of the calculation of the Interest Coverage Ratio (A) EBITDA shall be calculated after giving effect to acquisitions permitted under Section 9.6 and dispositions of the capital stock of Subsidiaries or businesses (provided, in the event of any acquisition or disposition of a business, the EBITDA of such business is readily ascertainable (whether from stand alone financial statements or an independent auditor's analysis and review or other reasonable method) consummated during such period as if such acquisitions and dispositions were consummated on the first day of such period and (B) EBITDA shall be increased by the amount of the cost reduction synergies set forth on Schedule
9.1 which represent management's good faith estimate of the cost reduction synergies reasonably likely to have been achieved during such period as a result of the acquisitions consummated prior to the Closing Date and identified on Schedule 9.1.

         "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender;
(c) an Approved Fund; and (d) any other Person (other than a natural Person) approved by the Administrative Agent, and, unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (y) an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed).

         "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrower or any ERISA Affiliate or (b) has at any time within the preceding six
(6) years been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

         "Environmental Laws" means any and all federal, state, local and foreign laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, binding interpretations and orders of courts or Governmental Authorities, relating to the protection of the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

         "Environmental Permits" shall have the meaning assigned thereto in
Section 6.1(h).

         "Equity Issuance" means any issuance by the Borrower or any of its Subsidiaries to any Person other than a Credit Party of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified from time to time.

         "ERISA Affiliate" means any Person who together with the Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

         "Eurodollar Reserve Percentage" means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City and to which the Administrative Agent or any Lender is then subject.

         "Event of Default" means any of the events specified in Section 11.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

         "Existing Letters of Credit" means the letters of credit outstanding on the Closing Date and identified on Schedule 3.1.
                                      -------------

         "Extensions of Credit" means, as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Commitment Percentage of the L/C Obligations then outstanding, and (c) the aggregate principal amount of all Swingline Loans made by such Lender then outstanding. "Extension of Credit" means, as to any Lender (a) any component of such Lender's Extensions of Credit or (b) the making of, or participation in, a Loan by such Lender or the issuance or extension of, or participation in, a Letter of Credit by such Lender, as the context may require.

         "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding

Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

         "Fiscal Year" means the fiscal year of the Borrower and its Subsidiaries ending on or about December 31.

         "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each state thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

         "Foreign Subsidiary" means each Subsidiary of the Borrower that is not incorporated or formed under the laws of the United States or any State or territory thereof.

         "Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis throughout the period indicated.

         "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guarantor" means each Subsidiary of the Borrower identified as a "Guarantor" on the signature pages hereto and each Subsidiary that becomes a Guarantor hereunder after the Closing Date by execution of a Guarantor Joinder Agreement.

         "Guarantor Joinder Agreement" means a Guarantor Joinder Agreement executed by an applicant and the Administrative Agent in substantially the form of Exhibit E, as amended, restated, supplemented or otherwise modified.

         "Hazardous Materials" means any substances or materials (a) which are or become regulated or defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law, (d) the discharge or emission or release of which requires a permit or license under any Applicable Law or other Governmental Approval, or
(e) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

         "Hedging Agreement" means any agreement with respect to an interest rate swap, collar, cap, floor or forward rate agreement, foreign currency agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Person, and any confirming letter executed pursuant to such hedging agreement, all as amended, restated or otherwise modified from time to time.

         "Interest Coverage Ratio" means, as of the last day of any fiscal quarter, the ratio of (a) the sum, without duplication, of (i) EBITDA plus (ii) Adjusted Standard Gypsum EBITDA plus (iii) Adjusted Premier Boxboard EBITDA to
(b) the sum, without duplication, of (i) Interest Expense plus (ii) Adjusted Standard Gypsum Interest Expense plus (iii) Adjusted Premier Boxboard Interest Expense, in each case for the period of four (4) consecutive fiscal quarters ending as of such day.

         "Interest Expense" means, for any period, as applied to the Borrower and its Consolidated Subsidiaries, all interest expense (whether paid or accrued) and capitalized interest, including without limitation (a) the amortization of debt discount and premium, (b) the interest component under Capital Leases and synthetic leases and (c) the implied interest component, discount or other similar fees or charges in connection with any asset securitization program, in each case as determined and computed on a Consolidated basis in accordance with GAAP.

         "Interest Period" shall have the meaning assigned thereto in Section 4.1(b).

         "Investment" in any Person means (a) the acquisition (whether for cash, property, services, assumption of Debt, securities or otherwise) of assets, shares of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person,
(b) any deposit with, or advance, loan or other extension of credit to, such Person (other than those made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Support Obligation (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person.

         "Issuing Lender" means (a) with respect to any Existing Letter of Credit, Bankers Trust Company in its capacity as issuer of such Letter of Credit, and (b) with respect to any other Letter of Credit, Bank of America in its capacity as issuer of any Letter of Credit.

         "L/C Application" means an application, in the form specified by any Issuing Lender from time to time, requesting such Issuing Lender to issue a Letter of Credit.

         "L/C Commitment" means Fifteen Million Dollars ($15,000,000).

         "L/C Facility" means the letter of credit facility established pursuant to Article III hereof.

         "L/C Fee" shall have the meaning assigned thereto in Section 3.3(a).

         "L/C Obligations" means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

         "L/C Participants" means the collective reference to all the Lenders other than the applicable Issuing Lender.

         "Lender" means each Person executing this Agreement as a Lender as set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 13.9(b), other than any party hereto that ceases to be a party hereto pursuant to any Assignment and Acceptance.

         "Lender Default" means (a) the refusal (which has not been retracted) or the failure of a Lender to make available its portion of any Mandatory Borrowing or (b) a Lender having notified in writing the Borrower and/or the Administrative Agent that such Lender does not intend to comply with its obligations under Section 2.5(b), including in the case of either clause (a) or
(b) as a result of any takeover or control of such Lender by any Governmental Authority.

         "Lending Office" means, with respect to any Lender, the office of such Lender maintaining such Lender's Commitment Percentage of the Revolving Credit Loans.

         "Letter of Credit" means any Existing Letter of Credit and any standby or commercial letter of credit issued hereunder.

         "LIBOR" means, for any Offshore Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) in each case determined by the Administrative Agent to be equal to:

                  (i) the offered rate that appears on the Dow Jones Telerate Screen Page 3750 (or any successor page) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of the applicable Interest Period) for a term equivalent to the applicable Interest Period at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period; or

                  (ii) if for any reason the foregoing rate in clause (i) is unavailable or undeterminable, the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of the applicable Interest Period) for a term equivalent to the applicable Interest Period at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period; or

                  (iii) if for any reason the foregoing rates in clauses (i) and (ii) are unavailable or undeterminable, the rate of interest at which deposits in Dollars for delivery on the first day of the applicable Interest in same day funds in the approximate amount of the applicable Offshore Rate Loan for a term equivalent to the applicable Interest Period would be offered by the London branch of Bank of America to major banks in the offshore Dollar market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

         "Loan Documents" means, collectively, this Agreement, the Notes, the L/C Applications, any Guarantor Joinder Agreement and each other document, instrument and agreement executed and delivered by any Credit Party or its Subsidiaries in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended, restated or otherwise modified.

         "Loans" means the collective reference to the Revolving Credit Loans and the Swingline Loans; "Loan" means any one of such Loans.

         "Mandatory Borrowing" shall have the meaning assigned thereto in
Section 2.5(b).

         "Material Adverse Effect" means any of (a) a material adverse effect on the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (b) a material adverse effect on the ability of any Credit Party to perform its obligations under the Loan Documents, in each case to which it is a party, or (c) a material adverse effect on the rights or remedies of the Lenders or the Administrative Agent hereunder or under any other Loan Document.

         "Material Joint Venture" means, as of the end of each fiscal quarter, any joint venture to which the Borrower or any of its Subsidiaries is a party and which has revenues for the four-quarter period then ended in excess of $10,000,000.

         "Material Subsidiary" means, as of any date of determination, any Subsidiary of the Borrower (a) the assets or liabilities of which exceed five percent (5%) of Total Assets measured as of the end of the most recently ended fiscal quarter with respect to which the Administrative Agent has received the annual or quarterly compliance certificate and related financial statements and information required by Sections 7.1(a) and (b) and Section 7.2, as appropriate, or (b) which represents more than five percent (5%) of the Consolidated revenue or Net Income of the Borrower and its Consolidated Subsidiaries measured (i) as of the end of the most recently ended fiscal quarter with respect to which the Administrative Agent has received the annual or quarterly compliance certificate and related financial statements and information required by Sections 7.1(a) and (b) and Section 7.2, as appropriate, and (ii) for the four (4) consecutive fiscal quarter period then ended. It is understood that the term "Material Subsidiary" shall include, without limitation, a Subsidiary of the Borrower whose principal assets are one or more Material Subsidiaries.

         "Moody's" means Moody's Investors Service, Inc. or any successor or assignee in the business of rating securities.

         "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, has made, is accruing or has accrued an obligation to make, contributions within the preceding six years.

         "Net Cash Proceeds" means the aggregate cash proceeds received, directly or indirectly, by any Credit Party in respect of any Equity Issuance, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees and sales commissions) and (b) taxes paid or payable as a result thereof; in being understood that "Net Cash Proceeds" shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received, directly or indirectly, by any Credit Party in any Equity Issuance.

         "Net Income" means, for any period, the net income, after taxes, of the Borrower and its Consolidated Subsidiaries for such period as determined and computed on a Consolidated basis in accordance with GAAP.

         "Net Worth" means, as of any date, as applied to the Borrower and its Consolidated Subsidiaries, shareholders' equity or net worth, as determined and computed on a Consolidated basis in accordance with GAAP.

         "New Senior Note Indenture" means the Indenture, dated as of March 29, 2001, between the Borrower and The Bank of New York, as Trustee, as amended, modified and supplemented from time to time.

         "New Senior Notes" means the 7.25% Senior Notes due 2010 issued pursuant to the New Senior Note Indenture, as amended, modified and supplemented from time to time.

         "Notes" means the collective reference to the Revolving Credit Notes; "Note" means any one of such Notes.

         "Notice of Account Designation" shall have the meaning assigned thereto in Section 2.2(b).

         "Notice of Conversion/Continuation" shall have the meaning assigned thereto in Section 4.2.

         "Notice of Prepayment" shall have the meaning assigned thereto in
Section 2.3(c).

         "Notice of Revolving Credit Borrowing" shall have the meaning assigned thereto in Section 2.2(a).

         "Notice of Swingline Borrowing" shall have the meaning assigned thereto in Section 2.5(d).

         "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) all payment and other obligations owing by the Credit Parties to any Lender or Affiliate of a Lender or the Administrative Agent under any Hedging Agreement (which such Hedging Agreement is permitted hereunder), and (c) all other fees and commissions (including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Credit Parties to the Lenders or the Administrative Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, in each case under or in respect of this Agreement, any Note, or any of the other Loan Documents.

         "Officer's Compliance Certificate" shall have the meaning assigned thereto in Section 7.2.

         "Offshore Rate" means, for any Interest Period, with respect to an Offshore Rate Loan, the rate of interest per annum (rounded upward to the next 1/100th of 1%) determined by the Administrative Agent as follows:

            Offshore Rate =                 LIBOR
                           ----------------------------------------
                              1.00- Eurodollar Reserve Percentage

The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Offshore Rate Loan" means a Revolving Credit Loan or a Swingline Loan bearing interest at a rate based upon the Offshore Rate as provided in Section 4.1(a).

         "Other Taxes" shall have the meaning assigned thereto in Section
4.11(b).

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor agency.

         "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or
Section 412 of the Code and is maintained for the employees of the Borrower or any of its ERISA Affiliates.

         "Permitted Asset Dispositions" means the sale, lease or other disposition of the Borrower's Camden, Chesapeake and Chicago mill facilities.

         "Permitted Investments" means Investments which are (a) cash or Cash Equivalents, (b) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (c) Investments in a Credit Party, (d) Investments by a Subsidiary that is not a Credit Party in a Subsidiary that is not a Credit Party as permitted hereunder, (d) the Investments set forth on Schedule 9.7, (e) transactions permitted under

Section 9.8, (f) Investments consisting of Debt permitted under Section 9.3,
(g) loans and advances to employees, officers and directors made in the ordinary course of business, (h) deposits for utilities, security deposits, leases and similar prepaid expenses incurred in the ordinary course of business, (i) purchases of inventory, supplies, materials and equipment or licenses, contributions or leases of intellectual property, in each case in the ordinary course of business, (j) Investments in joint ventures formed after the Closing Date in an amount not to exceed in the aggregate $15,000,000 at any time outstanding, and (k) other Investments in the same or a related line of business in an amount (when combined with Investments in joint ventures made pursuant to clause (j) above that are outstanding at the time of determination) not to exceed in the aggregate $25,000,000 at any time outstanding.

         "Person" means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

         "Premier Boxboard" means Premier Boxboard Limited, LLC, a Delaware limited liability company.

         "Premier Boxboard Credit Facility" means the revolving credit facility provided pursuant to the Amended and Restated Revolving Credit Agreement, dated as of December 18, 2000, between SunTrust Bank and Premier Boxboard, as amended, modified, supplemented, extended, refinanced or replaced from time to time.

         "Premier Boxboard EBITDA" means, for any period, as applied to Premier Boxboard and its Consolidated Subsidiaries without duplication, the sum of the amounts for such period of: (a) net income (after taxes), plus (b) an amount which, in the determination of net income, has been deducted for (i) Premier Boxboard Interest Expense, (ii) all federal and state income tax expense, (iii) depreciation and amortization expense, and (iv) one-time non-cash charges taken in connection with the write-down of plant, property and equipment in an aggregate amount of up to the lesser of (A) $10,000,000 and (B) the sum of (x) $25,000,000 minus (y) the amount of any such charges included in the calculation of Standard Gypsum EBITDA and EBITDA, minus (c) an amount which, in the determination of net income, has been added for any non-cash credits, all of the foregoing determined and computed on a Consolidated basis in accordance with GAAP.

         "Premier Boxboard Interest Expense" means, for any period, as applied to Premier Boxboard and its Consolidated Subsidiaries, all interest expense (whether paid or accrued) and capitalized interest, including without limitation (a) the amortization of debt discount and premium, (b) the interest component under Capital Leases and synthetic leases and (c) the implied interest component, discount or other similar fees or charges in connection with any asset securitization program, in each case as determined and computed on a Consolidated basis in accordance with GAAP.

         "Prime Rate" means, at any time, the rate of interest per annum in effect at such time as publicly announced from time to time by Bank of America as its "prime rate". The rate publicly announced by Bank of America as its "prime rate" is set by Bank of America based upon various factors including Bank of America's cost and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in the "prime rate" publicly announced by Bank of America shall take effect as of the opening of business on the day specified in the public announcement of such change.

         "Prior Bank Commitment" means the Borrower's committed credit facility evidenced by that certain Credit Agreement dated as of July 23, 1997 among the Borrower, the several financial institutions from time to time party thereto and Bankers Trust Company, as Administrative Agent, as amended and modified prior to the Closing Date.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including leaseholds.

         "Reimbursement Obligation" means the obligation of the Borrower to reimburse each Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued at the request of the Borrower.

         "Register" shall have the meaning assigned thereto in Section 13.9(d).

         "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Pension Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .27 or .28 of PBGC Regulation Section 4043.

         "Required Lenders" means, at any date, any combination of Lenders whose Commitment Percentage equals more than sixty-six and two-thirds percent (66-2/3%) of the Aggregate Revolving Credit Commitment or, if the Aggregate Revolving Credit Commitment has been terminated, any combination of Lenders who collectively hold more than sixty-six and two-thirds percent (66-2/3%) of the aggregate unpaid principal amount of the Extensions of Credit.

         "Responsible Officer" means any of the following: the chairman, president, chief executive officer, chief financial officer or treasurer of the Borrower or any other officer of the Borrower reasonably acceptable to the Administrative Agent.

         "Restricted Payment" means (i) any dividend or other payment or distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding (including without limitation any payment in connection with any dissolution, merger, consolidation or disposition involving any of the Borrower or any of its Subsidiaries), or to the holders, in their capacity as such, of any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding (other than dividends or distributions payable in Capital Stock of the applicable Person and dividends or distributions payable (directly or indirectly through Subsidiaries) to any Credit Party), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Borrower or any of its Subsidiaries.

         "Revolving Credit Commitment" means, as to any Lender, the obligation of such Lender to make Revolving Credit Loans for the account of the Borrower in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1(a) hereto, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof.

         "Revolving Credit Facility" means the revolving credit facility established pursuant to Section 2.1 hereof.

         "Revolving Credit Loans" means the collective reference to the revolving loans made to the Borrower pursuant to Section 2.2; "Revolving Credit Loan" means any of such Revolving Credit Loans.

         "Revolving Credit Notes" means the collective reference to the Revolving Credit Notes made by the Borrower payable to the order of each Lender, substantially in the form of Exhibit A hereto, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part; "Revolving Credit Note" means any of such Revolving Credit Notes.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor or assignee in the business of rating securities.

         "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to any Credit Party of any Property, whether owned by such Credit Party as of the Closing Date or later acquired, which has been or is to be sold or transferred by such Credit Party to such Person or to any other Person from whom funds have been, or are to be, advanced by such Person on the security of such Property.

         "SEC Reports" shall have the meaning assigned thereto in Section
6.1(w).

         "Senior Note Indenture" means the Indenture, dated as of June 1, 1999, between the Borrower and The Bank of New York, as Trustee, as amended, modified and supplemented from time to time.

         "Senior Notes" means the 7.375% Senior Notes due 2009 issued pursuant to the Senior Note Indenture, as amended, modified and supplemented from time to time.

         "Senior Subordinated Note Indenture" means the Indenture, dated as of March 29, 2001, between the Borrower, the Subsidiaries of the Borrower identified as guarantors therein and The Bank of New York, as Trustee, as amended, modified and supplemented from time to time to the extent permitted under this Agreement.

         "Senior Subordinated Notes" means the 9 7/8% Senior Subordinated Notes due 2011 issued pursuant to the Senior Subordinated Note Indenture, as amended, modified and supplemented from time to time to the extent permitted under this Agreement.

         "Specified Maturity Date" means March 29, 2004.

         "SPV" has the meaning set forth in Section 13.9(i).

         "Standard Gypsum" means Standard Gypsum, L.P., a Delaware limited partnership.

         "Standard Gypsum EBITDA" means, for any period, as applied to Standard Gypsum and its Consolidated Subsidiaries without duplication, the sum of the amounts for such period of: (a) net income (after taxes), plus (b) an amount which, in the determination of net income, has been deducted for (i) Standard Gypsum Interest Expense, (ii) all federal and state income tax expense, (iii) depreciation and amortization expense, and (iv) one-time non-cash charges taken in connection with the write-down of plant, property and equipment in an aggregate amount of up to the lesser of (A) $10,000,000 and (B) the sum of (x) $25,000,000 minus (y) the amount of any such charges included in the calculation of Premier Boxboard EBITDA and EBITDA, minus (c) an amount which, in the determination of net income, has been added for any non-cash credits, all of the foregoing determined and computed on a Consolidated basis in accordance with GAAP.

         "Standard Gypsum Interest Expense" means, for any period, as applied to Standard Gypsum and its Consolidated Subsidiaries, all interest expense (whether paid or accrued) and capitalized interest, including without limitation (a) the amortization of debt discount and premium, (b) the interest component under Capital Leases and synthetic leases and (c) the implied interest component, discount or other similar fees or charges in connection with any asset securitization program, in each case as determined and computed on a Consolidated basis in accordance with GAAP.

         "Subordinated Debt" means the Debt evidenced by the Senior Subordinated Notes and the Senior Subordinated Note Indenture and any other Debt of any Credit Party that by its terms is expressly subordinated in right of payment to the Obligations.

         "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be Consolidated with those of the parent in the parent's Consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held by the parent, or (b) that is, as of such date, otherwise controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise qualified, references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Borrower.

         "Support Obligation" means, with respect to any Person and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Support Obligation shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) a contractual commitment by one Person to invest in another Person for so long as such investment is expected to constitute a Permitted Investment.

         "Swingline Commitment" means the obligation of the Swingline Lender to make Swingline Loans for the account of the Borrower in an aggregate principal amount at any time outstanding not to exceed Ten Million Dollars ($10,000,000).

         "Swingline Lender" means Bank of America in its capacity as issuer of any Swingline Loan.

         "Swingline Loans" means the collective reference to the revolving loans made pursuant to Section 2.5; "Swingline Loan" means any of such Swingline Loans.

         "Swingline Termination Date" means the earlier to occur of (a) the resignation of Bank of America as Swingline Lender and (b) the Termination Date.

         "Tangible Net Worth" means, as of any date, as applied to the Borrower and its Consolidated Subsidiaries, (a) the total assets of the Borrower and its Consolidated Subsidiaries at such date as set forth on a Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP (but excluding therefrom for the purposes hereof, capitalized interest, debt discount and expense (other than original issue discount associated with the issuance of the Senior Subordinated Notes and the New Senior Notes, which is expected to be approximately $14,634,000), goodwill, patents, trademarks, copyrights, franchises, licenses, amounts due from officers and directors, shareholders and Affiliates of the Borrower and any other items which would be treated as intangibles under GAAP) less (b) the total liabilities of the Borrower and its Consolidated Subsidiaries at such date as set forth on a Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP.

         "Taxes" shall have the meaning assigned thereto in Section 4.11(a).

         "Termination Date" means the earliest of the dates referred to in
Section 2.7.

         "Termination Event" means any of the following: (a) the occurrence of a Reportable Event, or (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension

Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate, or to seek the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer any Pension Plan, or (f) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan, or (g) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA or (j) the withdrawal or partial withdrawal of the Borrower or ERISA Affiliate from a Multiemployer Plan.

         "Total Assets" means, as of any date, the assets and properties of the Borrower and its Consolidated Subsidiaries, as determined and computed on a Consolidated basis in accordance with GAAP.

         "Total Capitalization" means, as of any date, as applied to the Borrower and its Consolidated Subsidiaries, the sum of (a) Net Worth plus (b) Total Debt.

         "Total Debt" means, as of any date, all Debt of the Borrower and its Consolidated Subsidiaries, as determined and computed on a Consolidated basis in accordance with GAAP.

         "Total Leverage Ratio" means, as of the last day of any fiscal quarter, the ratio of (a) Total Debt on such day to (b) Total Capitalization on such day.

         "UCC" means, with respect to any Letter of Credit, the Uniform Commercial Code as in effect in the State in which the corporate headquarters of the relevant Issuing Lender is located or such other jurisdiction as is acceptable to the relevant Issuing Lender, as amended, restated or otherwise modified from time to time.

         "Unfunded Current Liability" of any Pension Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Pension Plan as of the close of its most recent year, determined in accordance with actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No. 87, exceeds the sum of (a) the market value of the assets allocable thereto and (b) $100,000.

         "United States" means the United States of America.

         "Wholly-Owned" means, with respect to a Subsidiary, that all of the shares of capital stock or other ownership interests of such Subsidiary are, directly or indirectly, owned or controlled by any Credit Party and/or one or more of its Wholly-Owned Subsidiaries.

         SECTION 1.2       GENERAL.

         Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter. Any reference herein to "San Francisco time" shall refer to the applicable time of day in San Francisco, California.

         SECTION 1.3       OTHER DEFINITIONS AND PROVISIONS.

         (a) Use of Capitalized Terms. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings provided herein when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

         (b) Miscellaneous. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.


                                   ARTICLE II

                          REVOLVING CREDIT FACILITIES

         SECTION 2.1       AMOUNT AND TERMS OF CREDIT.

         (a) Description of Facilities. Upon the terms and subject to the conditions set forth in this Agreement, the Lenders hereby grant to the Borrower a revolving credit facility pursuant to which each Lender severally agrees to make Revolving Credit Loans to the Borrower in Dollars in accordance with Section 2.2 and the Swingline Lender agrees to make Swingline Loans to the Borrower in Dollars in accordance with Section 2.5; provided that (i) the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) plus the aggregate principal amount of all outstanding Swingline Loans (after giving effect to the amount of any Swingline Loans requested and exclusive of Swingline Loans made which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Credit Loans) shall not exceed the Aggregate Revolving Credit Commitment less the sum of all outstanding L/C Obligations; and (ii) the aggregate principal amount of outstanding Revolving Credit Loans made by any Lender shall not at any time exceed such Lender's Revolving Credit Commitment. Each Revolving Credit Loan made by a Lender shall be in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion.

         (b) Application of Facilities. The Revolving Credit Facility shall be used by the Borrower and its Subsidiaries to:

                  (i) refinance existing Debt of the Borrower and its Subsidiaries; and

                  (ii) finance the working capital, capital expenditures and general corporate purposes of the Borrower and its Subsidiaries;

and, accordingly, the Borrower shall apply all amounts raised by it hereunder in or towards satisfaction of such purposes and neither the Administrative Agent and the Lenders nor any of them shall be obliged to concern themselves with such application.

         SECTION 2.2       PROCEDURE FOR ADVANCES OF REVOLVING CREDIT LOANS.

         (a) Requests for Revolving Credit Loans. The Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached hereto as Exhibit B-1 (a "Notice of Revolving Credit Borrowing") not later than 10:00 a.m. (San Francisco time) (i) at least one Business Day before each Base Rate Loan and (ii) at least three (3) Business Days before each Offshore Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be in an amount equal to the unused amount of the Aggregate Revolving Credit Commitment or, if less, (x) with respect to Base Rate Loans, in an aggregate principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof, and (y) with respect to Offshore Rate Loans, in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, (C) whether such Revolving Credit Loan is to be an Offshore Rate Loan or Base Rate Loan and (D) in the case of an Offshore Rate Loan, the duration of the Interest Period applicable thereto. Notices received after 10:00 a.m. (San Francisco time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Revolving Credit Borrowing.

         (b) Disbursement of Revolving Credit Loans. Each Lender will make available to the Administrative Agent, for the account of the Borrower, at the Administrative Agent's Office in funds immediately available to the Administrative Agent, such Lender's Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date no later than 12:00 noon (San Francisco time) on the proposed borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested by the Borrower pursuant to this Section 2.2 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent notice of account designation, substantially in the form of Exhibit C hereto (a "Notice of Account Designation"), delivered by the Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time. Subject to Section 4.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section 2.2 for which any Lender is responsible to the extent that such Lender has not made available to the Administrative Agent its Commitment Percentage of such Revolving Credit Loan.

         SECTION 2.3       REPAYMENT OF LOANS.

         (a) Repayment on Termination Date. The Borrower agrees to repay the outstanding principal amount of all Loans and the Reimbursement Obligation in full on the Termination Date, with all accrued but unpaid interest thereon.

         (b) Mandatory Prepayment of Loans. If at any time the sum of the outstanding principal amount of all Loans and all outstanding L/C Obligations exceeds the Aggregate Revolving Credit Commitment, the Borrower agrees to repay immediately upon notice from the

Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, Revolving Credit Loans, Swingline Loans or L/C Obligations and/or furnish cash collateral reasonably satisfactory to the Administrative Agent, in an amount equal to such excess. Any such cash collateral shall be applied in accordance with Section 11.2(b). Any repayment of such Offshore Rate Loans other than on the last day of the Interest Period applicable thereto shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

         (c) Optional Repayments. The Borrower may at any time and from time to time repay the Revolving Credit Loans or Swingline Loans made to it, in whole or in part, upon at least three (3) Business Days irrevocable notice to the Administrative Agent with respect to Offshore Rate Loans and one (1) Business Day irrevocable notice with respect to Base Rate Loans, in the form attached hereto as Exhibit D (a "Notice of Prepayment") specifying the date and amount of repayment; whether the repayment is of Revolving Credit Loans or Swingline Loans, and, if a combination, the amount allocable to each; and whether the repayment is of Offshore Rate Loans, Base Rate Loans, or a combination thereof, and, if of a combination, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to Base Rate Loans, $250,000 or a whole multiple of $100,000 in excess thereof with respect to Swingline Loans and $5,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to Offshore Rate Loans.

         (d) Limitation on Repayment of Offshore Rate Loans. The Borrower may not repay any Offshore Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

         (e) Application of Mandatory Prepayments. All amounts required to be paid pursuant to Section 2.3(b) shall be applied as follows: first to Swingline Loans, then after all Swingline Loans have been repaid to Revolving Credit Loans, then after all Revolving Credit Loans have been repaid to a cash collateral account in respect of L/C Obligations. Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Offshore Rate Loans in direct order of Interest Period maturities. All prepayments under Section 2.3(b) shall be subject to Section
4.9 and be accompanied by interest on the principal amount prepaid through the date of prepayment.

         SECTION 2.4       REVOLVING CREDIT NOTES.

         Each Lender's Revolving Credit Loans and the obligation of the Borrower to repay such Revolving Credit Loans shall be evidenced by separate Revolving Credit Notes executed by the Borrower payable to the order of such Lender. Each Revolving Credit Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.

         SECTION 2.5       SWINGLINE LOANS AND PROCEDURE.

         (a) Swingline Commitment. Subject to the terms and conditions set forth herein, from time to time until the Swingline Termination Date, the Swingline Lender agrees to make a revolving loan or revolving loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans (i) shall be denominated in Dollars, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the sum of the aggregate principal amount of outstanding Revolving Credit Loans, the Aggregate Revolving Credit Commitment less the sum of all outstanding L/C Obligations,
(iv) shall not exceed in aggregate principal amount at any time outstanding the Swingline Commitment and (v) shall bear interest at a rate mutually agreeable to the Swingline Lender and the Borrower. Notwithstanding anything to the contrary contained in this Section 2.5(a), (x) the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists unless the Swingline Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Swingline Lender's risk with respect to the Defaulting Lender's or Lenders' participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender's or Lenders' Commitment Percentage of the outstanding Swingline Loans and (y) the Swingline Lender shall not make any Swingline Loan after it has received written notice from the Borrower or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or (B) of the waiver of such Default or Event of Default by the Required Lenders.

         (b)      Mandatory Borrowings.

                  (i) On any Business Day, the Swingline Lender may, in its sole discretion, advise the Administrative Agent to give notice to the Lenders that the Swingline Lender's outstanding Swingline Loans shall be funded with one or more borrowings of Revolving Credit Loans denominated in Dollars (provided that such notice shall be deemed to have been automatically given with respect to outstanding Swingline Loans upon the occurrence of a Default or an Event of Default under
         Section 11.1(i), (j) or (k)), in which case one or more borrowings of Revolving Credit Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Lenders in accordance with each Lender's Commitment Percentage and the proceeds thereof shall be applied directly by the Administrative Agent to repay the Swingline Lender for such outstanding Swingline Loans. Each Lender hereby irrevocably agrees to make Revolving Credit Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Administrative Agent notwithstanding (A) the amount of the Mandatory Borrowing may not comply with the minimum borrowing amount otherwise required hereunder, (B) whether any conditions specified in Section 5.2 are then satisfied, (C) whether a Default or an Event of Default then exists, (D) the date of such Mandatory Borrowing and (E) whether the Revolving Credit Loans comprising the Mandatory Borrowing would, when combined with the sum of the aggregate principal amount of outstanding Revolving Credit Loans and outstanding L/C Obligations, exceed the Aggregate Revolving Credit Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the occurrence of a Bankruptcy Event with respect to any Credit Party), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective Commitment Percentages, provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay the Swingline Lender interest on the principal amount of participations purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Base Rate Loans hereunder for each day thereafter.

                  (ii) To the extent amounts received from the Lenders pursuant to Section 2.5(b)(i) above are not sufficient to repay in full the outstanding Swingline Loans requested or required to be repaid, the Borrower agrees to pay to the Swingline Lender on demand the amount required to repay such Swingline Loans in full. In addition, the Borrower hereby authorizes the Administrative Agent to charge any account maintained by the Borrower with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be repaid. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Commitment Percentages.

         (c) Amount of Each Swingline Borrowing. Each Swingline Loan shall be made in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.

         (d)      Notice of Borrowing.

                  (i) The Borrower shall give the Swingline Lender irrevocable prior written notice (a "Notice of Swingline Borrowing") substantially in the form attached as Exhibit B-2 no later than 10:00 a.m. (San Francisco time) (i) on the same Business Day as each Base Rate Loan, (ii) at least three (3) Business Days before each Offshore Rate Loan or (iii) on such other Business Day as may be mutually agreeable to the Swingline Lender and the Borrower, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be in an amount equal to the unused amount of the Swingline Commitment or less,

         (C) whether such Swingline Loan is to be an Offshore Rate Loan, a Base Rate Loan or a Swingline Loan bearing interest at an alternative rate mutually agreeable to the Swingline Lender and the Borrower (in each case subject to the consent of the Swingline Lender) and (D) in the case of an Offshore Rate Loan, the duration of the Interest Period applicable thereto. Notices received after 10:00 a.m. (San Francisco time) shall be deemed received on the next Business Day.

                  (ii) Mandatory Borrowings shall be made upon the notice specified in Section 2.5(b), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 2.5(b).

         (e) Disbursement of Funds. Not later than 12:00 noon (San Francisco time) on the proposed borrowing date, the Swingline Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the amount of the Swingline Loan to be made on such borrowing date. In the case of Mandatory Borrowings, no later than 12:00 noon (San Francisco time) on the date specified in Section 2.5(b), each Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender's Commitment Percentage of Mandatory Borrowings to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.5 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent Notice of Account Designation or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time or, in the case of Mandatory Borrowings, in the manner specified in Section 2.5(b)(i). Subject to Section 4.7 hereof, the Administrative Agent shall not be obligated to disburse the proceeds of any Swingline Loan requested pursuant to this Section 2.5 to the extent that the Swingline Lender has not made available to the Administrative Agent the amount of such Swingline Loan.

         (f) Notes. The Swingline Lender's Swingline Loans shall be evidenced by such Lender's respective Revolving Credit Note.

         (g) Usage Under Revolving Credit Commitments. While any Swingline Loan is outstanding, the Revolving Credit Commitment of each Lender shall be deemed used for all purposes (other than for purposes of calculating the Commitment Fee pursuant to Section 4.3) by an amount equal to its pro rata share (based on its respective Commitment Percentage) of the principal amount of such Swingline Loan.

         SECTION 2.6       COMMITMENT REDUCTIONS.

         (a) Voluntary Reduction. The Borrower shall have the right at any time and from time to time, upon at least four (4) Business Days' prior written notice to the Administrative Agent, to permanently reduce, without premium or penalty (except as provided in clause (b) below), (i) the entire Aggregate Revolving Credit Commitment at any time or (ii) portions of the

Aggregate Revolving Credit Commitment from time to time in an aggregate principal amount not less than $5,000,000 or any whole multiple of $1,000,000 in excess thereof.

         (b) Payments Related to a Commitment Reduction. Each permanent reduction of the Aggregate Revolving Credit Commitment made pursuant to this
Section 2.6 or otherwise shall be accompanied, if necessary, by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans, Swingline Loans and L/C Obligations, as applicable, to the amount of the new Aggregate Revolving Credit Commitment after such reduction to the Aggregate Revolving Credit Commitment and, if the Aggregate Revolving Credit Commitment as so reduced is less than the aggregate amount of all outstanding Letters of Credit, the Borrower shall be required to deposit in a cash collateral account opened by the Administrative Agent an amount equal to the amount by which the aggregate then undrawn and unexpired amount of such Letters of Credit exceeds the Aggregate Revolving Credit Commitment as so reduced. Such cash collateral shall be applied in accordance with Section 11.2(b). Any reduction of the Aggregate Revolving Credit Commitment to zero (including upon termination of the Aggregate Revolving Credit Commitment on the Termination Date) shall be accompanied by payment of all outstanding Revolving Credit Loans and Swingline Loans (and furnishing of cash collateral satisfactory to the Administrative Agent for all L/C Obligations) and shall result in the termination of the Credit Facility. If the reduction of the Aggregate Revolving Credit Commitment requires the repayment of any Offshore Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

         SECTION 2.7       TERMINATION.

         The Credit Facility shall terminate on the earliest of (a) the Specified Maturity Date, (b) the date of termination of the Aggregate Revolving Credit Commitment by the Borrower pursuant to Section 2.6(a), and (c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to
Section 11.2(a).

                                   ARTICLE III

                            LETTER OF CREDIT FACILITY

         SECTION 3.1       L/C COMMITMENT.

         Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue standby and/or commercial Letters of Credit for the account of the Borrower on any Business Day from the Closing Date through the date thirty
(30) days prior to the Termination Date in such form as may be approved from time to time by such Issuing Lender; provided, that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Commitment or (b) the sum of (i) the aggregate principal amount of outstanding Revolving Credit Loans,
(ii) the aggregate principal amount of outstanding Swingline Loans and (iii) the aggregate principal amount of L/C Obligations, would exceed the Aggregate Revolving Credit Commitment. Each Letter of Credit shall (A) be denominated in Dollars, (B) be a letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, incurred in the ordinary course of business, and

(C) (x) have an original expiry date more than one year from the date of issuance (provided that any such Letter of Credit may contain customary "evergreen" provisions pursuant to which the expiry date is automatically extended by a specific time period unless the Issuing Lender gives notice to the beneficiary of such Letter of Credit at least a specified time period prior to the expiry date then in effect) or (y) as originally issued or as extended, have an expiry date extending beyond the date thirty (30) days prior to the Termination Date. Unless otherwise expressly agreed by the Issuing Lender and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) (the "ISP") shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit. No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if
(a) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing such Letter of Credit, (b) any Applicable Law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority having jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular, (c) any Applicable Law applicable to such Issuing Lender shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender would not otherwise be compensated hereunder) which was not in effect on the Closing Date and which such Issuing Lender in good faith deems material to it, (d) any Applicable Law applicable to such Issuing Lender shall impose upon such Issuing Lender with respect to such Letter of Credit any loss, cost or expense (for which such Issuing Lender would not otherwise be reimbursed hereunder) which was not applicable on the Closing Date and which such Issuing Lender in good faith deems material to it, or (e) the issuance of such Letter of Credit would violate one or more policies of the Issuing Lender. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of Credit, unless the context otherwise requires. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof. Notwithstanding anything herein to the contrary, the Existing Letters of Credit shall not be amended (other than to reduce the amount thereof) or extended and the Issuing Lender of the Existing Letters of Credit shall provide timely notice of non-extension to the beneficiaries thereof with respect to each Existing Letter of Credit that has automatic extension provisions.

         SECTION 3.2       PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT.

         (a) The Borrower may from time to time request that any Issuing Lender issue a Letter of Credit (or amend, extend or renew an outstanding Letter of Credit) by delivering to such Issuing Lender (with a copy to the Administrative Agent) at the office of the Issuing Lender set forth on Schedule
13.1 (or such other office mutually acceptable to the Issuing Lender and the Borrower) an L/C Application therefor, completed to the satisfaction of such Issuing Lender and signed by a Responsible Officer of the Borrower. The L/C Application must be received by the relevant Issuing Lender (and the Administrative Agent) by no later than 8:00 a.m. San Francisco time at least two (2) Business Days (or such later date and time as the relevant Issuing Lender may agree in a particular instance in its sole discretion) prior to the requested issuance date (or requested amendment, extension or renewal date). In the case of a request for an initial issuance of a Letter of Credit, the L/C Application shall specify in form and detail satisfactory to the relevant Issuing Lender: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the relevant Issuing Lender may require. In the case of a request for an amendment of any outstanding Letter of Credit, the L/C Application shall specify in form and detail satisfactory to the relevant Issuing Lender: (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the relevant Issuing Lender may require.

         (b) Promptly after receipt of any L/C Application, the relevant Issuing Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such L/C Application from the Borrower and, if not, the relevant Issuing Lender will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant Issuing Lender of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the relevant Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the relevant Issuing Lender's usual and customary business practices.

         (c) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant Issuing Lender will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

         (d) On the last Business Day of each calendar quarter, each Issuing Lender (or the Administrative Agent if the Administrative Agent agrees to undertake such action) shall report to each Lender all Letters of Credit issued by it during the previous calendar quarter and the average daily undrawn and unexpired amounts for all Letters of Credit for each day in such calendar quarter.

         SECTION 3.3       FEES AND OTHER CHARGES.

         (a) The Borrower agrees to pay to the Administrative Agent, for the account of each Issuing Lender and the L/C Participants, a letter of credit fee (the "L/C Fee") with respect to each Letter of Credit issued by such Issuing Lender in an amount equal to the Applicable Percentage for the L/C Fee times the average daily undrawn amount of such issued Letters of Credit as reported by such Issuing Lender (or the Administrative Agent) pursuant to Section 3.2. Such fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter, commencing on June 30, 2001, and on the Termination Date.

         (b) The Administrative Agent shall, promptly following its receipt thereof, distribute to each Issuing Lender and the L/C Participants the L/C Fees received by the Administrative Agent in accordance with their respective Commitment Percentages.

         (c) In addition to the L/C Fees, the Borrower agrees to pay to the relevant Issuing Lender that has issued a Letter of Credit at the request of the Borrower, for such Issuing Lender's own account without sharing by the other Lenders, (i) a fronting fee of 0.125% per annum on the aggregate stated amount of such Letter of Credit, due and payable quarterly in arrears on the last Business Day of each calendar quarter, commencing on June 30, 2001, and on the Termination Date, and (ii) the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the relevant Issuing Lender relating to such Letter of Credit as from time to time in effect, due and payable on demand therefor by the relevant Issuing Lender.

         SECTION 3.4       L/C PARTICIPATIONS.

         (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk, an undivided interest equal to such L/C Participant's Commitment Percentage in such Issuing Lender's obligations and rights under each Letter of Credit issued hereunder (including each Existing Letter of Credit) and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

         (b) Upon becoming aware of any amount required to be paid by any L/C Participant to any Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit, the Administrative Agent shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to such Issuing Lender the amount specified on the applicable due date. If any such amount is paid to such Issuing Lender after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. With respect to payment to any Issuing Lender of the unreimbursed amounts described in this Section 3.4(b), if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. (San Francisco time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (San Francisco time) on any Business Day, such payment shall be due on the following Business Day.

         (c) Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Commitment Percentage of such payment in accordance with this Section 3.4, such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, or any payment of interest on account thereof), such Issuing Lender will distribute to such L/C Participant its pro rata share thereof in accordance with such L/C Participant's Commitment Percentage; provided, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

         SECTION 3.5       REIMBURSEMENT OBLIGATION OF THE BORROWER.

         The Borrower agrees to reimburse each Issuing Lender on each date such Issuing Lender or the Administrative Agent notifies the Borrower of the date and amount of a draft paid under any Letter of Credit requested by the Borrower for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by any Issuing Lender in connection with such payment. Each such payment shall be made to any Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Article III from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Base Rate Loans which were then overdue. If the Borrower fails to timely reimburse such Issuing Lender on the date the Borrower receives the notice referred to in this Section 3.5, the Borrower shall be deemed to have timely given a Notice of Revolving Credit Borrowing pursuant to Section 2.2 hereunder to the Administrative Agent requesting the Lenders to make a Base Rate Loan on such date in an amount equal to the amount of such draft paid, together with any taxes, fees, charges or other costs or expenses incurred by any Issuing Lender and to be reimbursed pursuant to this Section 3.5 and, regardless of whether or not the conditions precedent specified in Article V have been satisfied, the Lenders shall make Base Rate Loans in such amount, the proceeds of which shall be applied to reimburse such Issuing Lender for the amount of the related drawing and costs and expenses. Notwithstanding the foregoing, nothing in this Section 3.5 shall obligate the Lenders to make such Base Rate Loans if the making of such Base Rate Loans would violate the automatic stay under federal bankruptcy laws.

         SECTION 3.6       OBLIGATIONS ABSOLUTE.

         The Borrower's obligations under this Article III (including without limitation the Reimbursement Obligation) shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

         (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

         (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

         (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

         (iv) any payment by the applicable Issuing Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

         (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by such Issuing Lender's gross negligence or willful misconduct as determined by a final non-appealable decision of a court of competent jurisdiction. The Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the ICC or ISP, as applicable, and, to the extent not inconsistent therewith, the UCC, shall be binding on the Borrower and shall not result in any liability of any Issuing Lender to the Borrower. The responsibility of each Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit. The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will promptly notify the applicable Issuing Lender. The Borrower shall be conclusively deemed to have waived any such claim against the applicable Issuing Lender and its correspondents unless such notice is given as aforesaid.

         SECTION 3.7       EFFECT OF L/C APPLICATION.

         To the extent that any provision of any L/C Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.

                                   ARTICLE IV

                             GENERAL LOAN PROVISIONS

         SECTION 4.1       INTEREST.

         (a)      Interest Rate Options. Subject to the provisions of this
Section 4.1, at the election of the Borrower, the aggregate principal balance of any Revolving Credit Loans and Swingline Loans (if the Swingline Lender consents to such election) shall bear interest at (i) the Base Rate plus the Applicable Percentage for Base Rate Loans or (ii) the Offshore Rate plus the Applicable Percentage for Offshore Rate Loans; provided that Offshore Rate Loans shall not be available until three (3) Business Days after the Closing Date. The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Revolving Credit Loan or Swingline Loan at the time a Notice of Revolving Credit Borrowing is given pursuant to Section 2.2, or at the time a Notice of Swingline Borrowing is given pursuant to Section 2.5(d) or at the time a Notice of Conversion/Continuation is given pursuant to Section 4.2. Each Revolving Credit Loan, Swingline Loan, or portion thereof bearing interest based on the Base Rate shall be a "Base Rate Loan," and each Revolving Credit Loan, Swingline Loan or portion thereof bearing interest based on the Offshore Rate shall be an "Offshore Rate Loan." Any Revolving Credit Loan or Swingline Loan or any portion thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

         (b) Interest Periods. In connection with each Offshore Rate Loan, the Borrower, by giving notice at the times described in Section 4.1(a), shall elect an interest period (each, an "Interest Period") to be applicable to such Offshore Rate Loan, which Interest Period shall, unless otherwise agreed by the Administrative Agent and the Lenders, be a period of one (1), two (2), three (3) or six (6) months with respect to each Offshore Rate Loan; provided that:

                  (i) the Interest Period shall commence on the date of advance of or conversion to any Offshore Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

                  (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

                  (iv) no Interest Period shall extend beyond the Termination Date; and

                  (v) there shall be no more than six (6) Offshore Rate Loans outstanding hereunder at any time (it being understood that, for purposes hereof, Offshore Rate Loans with different Interest Periods shall be considered as separate Offshore Rate Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined by the Borrower at the end of existing Interest Periods to constitute a new Offshore Rate Loan with a single Interest Period).

         (c) Default Rate, etc. Subject to Section 11.3, unless otherwise agreed by the Required Lenders, upon the occurrence and during the continuance of an Event of Default, (i) the Borrower shall no longer have the option to request Offshore Rate Loans, (ii) all outstanding Offshore Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to such Offshore Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans and (iii) all outstanding Base Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans. To the greatest extent permitted by law, interest shall continue to accrue on the amount of Loans outstanding after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

         (d) Interest Payment and Computation. Interest on each Base Rate Loan shall be payable in arrears on the last Business Day of each calendar quarter commencing on the first of such dates to occur after the Closing Date, and interest on each Offshore Rate Loan shall be payable on the last day of each Interest Period applicable thereto, and if such Interest Period exceeds three
(3) months, at the end of each three (3) month interval during such Interest Period. Interest on all Loans and all fees payable hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed; provided that interest on Loans bearing interest at a rate based upon the Base Rate shall be computed on the basis of a 365- or 366-day year, as applicable.

         (e) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option (i) promptly refund to the Borrower any interest received by Lenders in excess of the maximum lawful rate or (ii) shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

         SECTION 4.2       CONVERSION AND CONTINUATION OF REVOLVING CREDIT
LOANS.

         Provided that no Default or Event of Default has occurred and is then continuing, and subject to the terms of this Agreement, the Borrower shall have the option (a) to convert all or any portion of its outstanding Base Rate Loans in a principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more Offshore Rate Loans and (b) (i) to convert all or any part of its outstanding Offshore Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof into Base Rate Loans or (ii) to continue Offshore Rate Loans as Offshore Rate Loans for an additional Interest Period; provided that if any conversion or continuation is made on a day other than the last day of any Interest Period, the Borrower shall pay any amount required to be paid pursuant to Section 4.9 hereof. Whenever the Borrower desires to convert or continue Revolving Credit Loans or, with the consent of the Swingline Lender, Swingline Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit F (a "Notice of Conversion/Continuation") not later than 10:00 a.m. (San Francisco time) three (3) Business Days before the day on which a proposed conversion or continuation of such Revolving Credit Loan or Swingline Loan is to be effective (except in the case of a conversion of an Offshore Rate Loan to a Base Rate Loan, in which case same day notice not later than 10:00 a.m. (San Francisco time) by the Borrower shall be sufficient) specifying (A) the Revolving Credit Loans or Swingline Loans to be converted or continued and, in the case of any Offshore Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Revolving Credit Loans or Swingline Loans to be converted or continued and (D) the Interest Period to be applicable to any such converted or continued Offshore Rate Loan. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

         SECTION 4.3       COMMITMENT FEE.

         The Borrower agrees to pay to the Administrative Agent, for the account of the Lenders, a non-refundable commitment fee (the "Commitment Fee") at a rate per annum equal to the Applicable Percentage for the Commitment Fee on the average daily unused amount of the Aggregate Revolving Credit Commitment during the applicable period. The Commitment Fee shall apply to the period commencing on the Closing Date and ending on the termination of the Aggregate Revolving Credit Commitment and shall be payable quarterly in arrears on the last Business Day of each calendar quarter for the immediately preceding calendar quarter (or portion thereof), beginning with the first such date to occur after the Closing Date. The Commitment Fee shall be distributed by the Administrative Agent to the Lenders pro rata in accordance with the Lenders' respective Commitment Percentages. For purposes of computation of the Commitment Fee, Swingline Loans shall not be counted toward or considered usage under the Aggregate Revolving Credit Commitment.

         SECTION 4.4       MANNER OF PAYMENT.

         Each payment by a Credit Party on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement or any Note shall be made on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office for the account of the Lenders (other than as set forth below), in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Such payments shall be made no later than 12:00 noon (San Francisco time) on the relevant date. Any payment received after 1:00 p.m. (San Francisco time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Each payment to the Administrative Agent of the L/C Fees shall be made in like manner, but for the account of the applicable Issuing Lenders and L/C Participants. Each payment to the Administrative Agent of Administrative Agent's fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Section 2.5, 4.8, 4.9, 4.10, 4.11 or 13.2 shall be paid to the Administrative Agent for the account of the applicable Lender. The Administrative Agent shall distribute any such payments received by it for the account of any other Lender to such Lender promptly following receipt thereof and shall wire advice of the amount of such credit to such Lender. Subject to
Section 4.l(b)(ii), if any payment under this Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

         SECTION 4.5       CREDITING OF PAYMENTS AND PROCEEDS.

         In the event that any Credit Party shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to
Section 11.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by the Credit Parties hereunder, then to all indemnity obligations then due and payable by the Credit Parties hereunder, then to all Administrative Agent's fees then due and payable, then to all commitment and other fees and commissions then due and payable, then to accrued and unpaid interest on the Notes, the Reimbursement Obligation and any termination payments due in respect of a Hedging Agreement with any Lender or Affiliate of a Lender (which Hedging Agreement is permitted hereunder), then to the principal amount of the Notes and Reimbursement Obligations and then to the cash collateral account described in Section 11.2(b) hereof to the extent of any L/C Obligations then outstanding, in that order (in each case, if applicable, pro rata in accordance with all such amounts due).

         SECTION 4.6       ADJUSTMENTS.

         If any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or interest thereon, or if any Lender shall at any time receive any collateral in respect to the Obligations owing to it (whether voluntarily or involuntarily, by set- off or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Extensions of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Extensions of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         SECTION 4.7 NATURE OF OBLIGATIONS OF LENDERS REGARDING EXTENSIONS OF CREDIT; ASSUMPTION BY THE ADMINISTRATIVE AGENT.

         (a) The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several.

         (b) Unless the Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

         (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

         (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan, as the case may be, included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Credit Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

         SECTION 4.8       CHANGED CIRCUMSTANCES.

         (a) Circumstances Affecting Offshore Rate Availability. If with respect to any Interest Period: (i) the Administrative Agent or any Lender (after consultation with the Administrative Agent) shall determine that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan or (ii) the Required Lenders reasonably determine (which determination shall be conclusive) and notify the Administrative Agent that the LIBOR Rate will not adequately and fairly reflect the cost to the Required Lenders of funding Offshore Rate Loans for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make Offshore Rate Loans and the right of the Borrower to convert any Loan to or continue any Loan as an Offshore Rate Loan shall be suspended, and the Borrower shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such Offshore Rate Loan together with accrued interest thereon, on the last day of the then current Interest Period applicable to such Offshore Rate Loan or convert the then outstanding principal amount of each such Offshore Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

         (b) Laws Affecting Offshore Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) issued after the date hereof of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any Offshore Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the affected Lenders to make Offshore Rate Loans and the right of the Borrower to convert any Loan of the affected Lenders or continue any Loan of the affected Lenders as an Offshore Rate Loan shall be suspended and thereafter the Borrower may select only Base Rate Loans hereunder from such Lender and (ii) if any of the Lenders may not lawfully continue to maintain an Offshore Rate Loan to the end of the then current Interest Period applicable thereto as an Offshore Rate Loan, the applicable Offshore Rate Loan of the affected Lenders shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period and the Borrower shall pay any amount required to be paid pursuant to Section 4.9 in connection therewith.

         (c) Increased Costs. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) issued after the date hereof of such Governmental Authority, central bank or comparable agency:

                  (i) shall subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Note, Letter of Credit or L/C Application or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Note, Letter of Credit or L/C Application or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

                  (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, other than any reserve included in the Eurodollar Reserve Percentage), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Note;

and the result of any event of the kind described in the foregoing clause (i) or clause (ii), is to increase the costs to any of the Lenders of maintaining any Offshore Rate Loan, or issuing or participating in Letters of Credit or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes or any Letter of Credit or L/C Application in respect of an Offshore Rate Loan or Letter of Credit, then such Lender may promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Borrower of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Administrative Agent, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. The Administrative Agent and the applicable Lender will promptly notify the Borrower of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 4.8(c); provided that the Administrative Agent shall incur no liability whatsoever to the Lenders or the Borrower in the event it fails to do so. The amount of such compensation shall be determined, in the applicable Lender's reasonable discretion, based upon the assumption that such Lender funded its Commitment Percentage of the Offshore Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth in reasonable detail the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

         SECTION 4.9       INDEMNITY.

         Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

         (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

         (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 4.9, each Lender shall be deemed to have funded each Offshore Rate Loan made by it by a matching deposit or other borrowing in the London Dollar interbank market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan was in fact so funded.

         SECTION 4.10      CAPITAL REQUIREMENTS.

         If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request issued after the date hereof from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to any Lender's Revolving Credit Commitment or with reference to the Swingline Lender's Swingline Commitment and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within fifteen (15) Business Days after written demand by any such Lender, the Borrower shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. A certificate of such Lender setting forth in reasonable detail the basis for determining such amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

         SECTION 4.11      TAXES.

         (a) Payments Free and Clear. Any and all payments by the Borrower hereunder or under the Notes or the Letters of Credit shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto, excluding (i) in the case of each Lender and the Administrative Agent, income and franchise taxes imposed on (or measured by) its net income by the United States of America or by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or its principal office is located or is or should be qualified to do business or any political subdivision thereof or, in the case of any Lender, in which its applicable Lending Office is located (provided, however, that no Lender shall be deemed to be located in any jurisdiction solely as a result of taking any action related to this Agreement, the Notes or Letters of Credit) and (ii) any branch profits tax imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (i) above (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or Letter of Credit to any Lender or the Administrative Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.11) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (B) the Borrower shall make such deductions, (C) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) the Borrower shall deliver to the Administrative Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 4.11(d). The Borrower shall not, however, be required to pay any amounts pursuant to clause (A) of the preceding sentence to any Foreign Lender or the Administrative Agent not organized under the laws of the United States of America or a state thereof (or the District of Columbia) if such Foreign Lender or the Administrative Agent fails to comply with the requirements of paragraph (e) of this Section 4.11.

         (b) Stamp and Other Taxes. In addition, the Borrower shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the Letters of Credit, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other Taxes").

         (c) Indemnity. The Borrower shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.11) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. A certificate as to the amount of such payment or liability prepared by a Lender or the Administrative Agent, absent manifest error, shall be conclusive, provided that if the Borrower reasonably believes that such Taxes or Other Taxes were not correctly or legally asserted, such Lender or the Administrative Agent (as the case may be) shall use reasonable efforts to cooperate with the Borrower, at the Borrower's expense, to obtain a refund of such Taxes or Other Taxes. Such indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. If a Lender or the Administrative Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes, it promptly shall notify the Borrower of the availability of such refund and shall, within sixty (60) days after receipt of a request by the Borrower, pursue or timely claim such refund at the Borrower's expense. If any Lender or the Administrative Agent receives a refund in respect of any Taxes or Other Taxes for which such Lender or the Administrative Agent has received payment from the Borrower hereunder, it promptly shall repay such refund (plus interest received, if any) to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 4.11 with respect to Taxes or Other Taxes giving rise to such refund), provided that the Borrower, upon the request of such Lender or the Administrative Agent, agrees to return such refund (plus any penalties, interest or other charges required to be paid) to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund to the relevant taxing authority. Nothing contained in this Section 4.11(c) shall require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential).

         (d) Evidence of Payment. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 13.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

         (e) Delivery of Tax Forms. Each Foreign Lender shall deliver to the Borrower, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms W-8 BEN or Forms W-8 ECI, as applicable (or successor forms) properly completed and certifying in each case that such Foreign Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each Foreign Lender further agrees to deliver to the Borrower, with a copy to the Administrative Agent, a Form W-8 ECI or W-8 BEN and Form W-8 or W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, certifying in the case of a Form W-8 ECI or W-8 BEN that such Foreign Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Foreign Lender notifies the Borrower and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

         (f) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 4.11 shall survive the payment in full of the Obligations and the termination of the Aggregate Revolving Credit Commitment, but shall be limited in duration to the applicable statute of limitations for Taxes or Other Taxes for which indemnification is sought.

                                    ARTICLE V

                  CLOSING; CONDITIONS OF CLOSING AND BORROWING

         SECTION 5.1       CONDITIONS TO CLOSING.

         The obligations of the Lenders to close this Agreement are subject to the satisfaction or waiver of each of the following conditions:

         (a) Executed Loan Documents. This Agreement, the Revolving Credit Notes and all other applicable Loan Documents shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no default (including without limitation a Default) shall exist hereunder or thereunder.

         (b)      Closing Certificates; Etc.

                  (i) Officers' Certificates. The Administrative Agent shall have received a certificate from a Responsible Officer on behalf of each Credit Party, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that all representations and warranties of such Credit Party contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects; that such Credit Party is not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that each of the closing conditions has been satisfied or waived (assuming satisfaction of the Administrative Agent where not advised otherwise).

                  (ii) General Certificates. The Administrative Agent shall have received a certificate of the secretary, assistant secretary or general counsel of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles of incorporation or articles of formation of such Credit Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation or formation, (B) the bylaws or operating agreement of such Credit Party as in effect on the date of such certifications, and (C) resolutions duly adopted by the Board of Directors of such Credit Party authorizing, as applicable, the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party.

                  (iii) Certificates of Good Standing. The Administrative Agent shall have received certificates as of a recent date of the good standing of the Credit Parties under the laws of their respective jurisdictions of organization and short-form certificates as of a recent date of the good standing of the Borrower under the laws of each other jurisdiction where the Borrower is qualified to do business and where a failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

                  (iv) Opinions of Counsel. The Administrative Agent shall have received opinions in form and substance reasonably satisfactory to the Administrative Agent of counsel to the Credit Parties, addressed to the Administrative Agent and the Lenders, with respect to the Credit Parties, the Loan Documents and such other matters as the Administrative Agent shall reasonably request.

         (c)      Consents; Defaults.

                  (i) Governmental and Third Party Approvals. The Borrower shall have obtained all approvals, authorizations and consents of any Person and of all Governmental Authorities and courts having jurisdiction necessary in order to enter into this Agreement and the other Loan Documents as of the Closing Date. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the transactions contemplated by this Agreement and the other Loan Documents or otherwise referred to herein or therein.

                  (ii) No Event of Default. No Default or Event of Default shall have occurred and be continuing.

         (d) No Material Adverse Effect. Since September 30, 2000 nothing shall have occurred (and neither the Administrative Agent nor the Lenders shall have become aware of any facts or conditions not previously known) which has had, or could reasonably be expected to have, a Material Adverse Effect.

         (e)      Financial Matters.

                  (i) Audited Financial Statements. The Administrative Agent and the Lenders shall have received and reviewed (A) the Consolidated financial statements of the Borrower and its Consolidated Subsidiaries for the Fiscal Years ended 1998 and 1999, including balance sheets and income and cash flow statements audited by independent public accountants and prepared in conformity with GAAP and
         (B) such other financial information as the Administrative Agent may request.

                  (ii) Draft Financial Statements. The Administrative Agent and the Lenders shall have received and reviewed drafts of the Consolidated financial statements of the Borrower and its Subsidiaries for the Fiscal Year ended 2000, including balance sheets and income and cash flow statements, all in reasonable detail, fairly presenting in all material respects the financial position and the results of operations of the Borrower and its Subsidiaries for the Fiscal Year then ended, and prepared in accordance with GAAP (except as disclosed therein).

                  (iii) Payment at Closing. The Borrower shall have paid any accrued and unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses payable under Section 13.2, to the extent invoiced) to the Administrative Agent and Lenders, and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

         (f) Litigation. As of the Closing Date, there shall be no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened (i) with respect to this Agreement or any other Loan Document or (ii) which the Administrative Agent or the Required Lenders shall reasonably determine could reasonably be expected to have a Material Adverse Effect.

         (g) Termination of Prior Bank Commitment. The Prior Bank Commitment shall have been (or will be upon the initial borrowing hereunder and the application of the proceeds thereof) terminated and the obligations of the Borrower thereunder paid in full and fully satisfied.

         (h) Senior Subordinated Notes and New Senior Notes. The Borrower shall have (i) issued the Senior Subordinated Notes, and New Senior Notes (if any), on terms and conditions reasonably satisfactory to the Administrative Agent and the Lenders and (ii) received gross proceeds from the issuance of the Senior Subordinated Notes (and any New Senior Notes) in an aggregate amount not less than $298,000,000. The Borrower shall have delivered a copy, certified by an officer of the Borrower as true and complete, of the Senior Subordinated Note Indenture, the New Senior Note Indenture (if applicable) and each other material document executed in connection therewith, in each case as originally executed and delivered and together with all exhibits and schedules thereto.

         (i)      Miscellaneous.

                  (i) Proceedings and Documents. All Loan Documents, opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent.

                  (ii) Accuracy and Completeness of Information. All information taken as an entirety made available to the Administrative Agent and/or the Lenders by the Credit Parties or any of their representatives in connection with the transactions contemplated hereby ("Information") is and will be complete and correct in all material respects as of the date made available to the Administrative Agent and/or the Lenders does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading.

         SECTION 5.2       CONDITIONS TO ALL EXTENSIONS OF CREDIT.

         The obligation of each Lender to make any Extension of Credit hereunder (including the initial Extension of Credit to be made hereunder) is subject to the satisfaction of the following conditions precedent on the relevant borrowing or issue date, as applicable:

         (a) Continuation of Representations and Warranties. The representations and warranties contained in Article VI shall be true and correct in all material respects on and as of such borrowing or issuance date with the same effect as if made on and as of such date, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date.

         (b) No Existing Default. No Default or Event of Default shall have occurred and be continuing hereunder on the date of such Extension of Credit, both before and after giving effect to the Loans to be made on such date and/or Letters of Credit to be issued on such date.

         (c) Notice of Revolving Credit Borrowing. To the extent applicable, the Administrative Agent shall have received a Notice of Revolving Credit Borrowing and/or Notice of Swingline Borrowing from the Borrower in accordance with Section 2.2(a) and/or Section 2.5(d) and a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made after the Closing Date are to be disbursed.

         The occurrence of the Closing Date and the acceptance by the Borrower of the benefits of each Extension of Credit hereunder shall constitute a representation and warranty by the Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in Sections 5.1 and 5.2 and applicable to such borrowing have been satisfied as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Sections 5.1 and 5.2, unless otherwise specified, shall be delivered to the Administrative Agent for the benefit of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Administrative Agent.

                                   ARTICLE VI

              REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES

         SECTION 6.1       REPRESENTATIONS AND WARRANTIES.

         To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, each Credit Party hereby represents and warrants to the Administrative Agent and Lenders that:

         (a) Organization; Power; Qualification. Each of the Credit Parties and its Subsidiaries is duly organized, validly existing and in good standing or active status, as applicable, under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         (b) Ownership. Each Subsidiary of the Borrower as of the Closing Date is listed on Schedule 6.l(b).

         (c) Authorization of Agreement, Loan Documents and Borrowing. Each of the Credit Parties and, if applicable, its Subsidiaries has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of each of the Loan Documents to which it is a party in accordance with its respective terms. Each of the Loan Documents has been duly executed and delivered by the duly authorized officers of the Credit Parties and each of its Subsidiaries party thereto, as applicable, and each such document constitutes the legal, valid and binding obligation of the Credit Parties and, if applicable, each of its Subsidiaries party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

         (d) Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by each of the Credit Parties and its Subsidiaries of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any of the Credit Parties or any of its Subsidiaries to obtain any Governmental Approval or approval of any other Person not otherwise already obtained or violate any Applicable Law relating to the Credit Parties or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Credit Parties or any of its Subsidiaries or any indenture or other material agreement or instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person except as could not reasonably be expected to have a Material Adverse Effect, or (iii) result in or require the creation or imposition of any material Lien (other than a Lien permitted under Section 9.2) upon or with respect to any property now owned or hereafter acquired by such Person.

         (e) Compliance with Law; Governmental Approvals. Each of the Credit Parties and its Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of the Credit Parties' knowledge, threatened attack by direct or collateral proceeding, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties, in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         (f) Tax Returns and Payments. Each of the Credit Parties and its Subsidiaries has timely filed or caused to be filed all federal and state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal and state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except taxes (i) that are being contested in good faith by appropriate proceedings and for which such Credit Party or Subsidiary, as applicable, has set aside on its books adequate reserves or (ii) to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect. No Governmental Authority has asserted any material Lien or other claim against the Credit Parties or any Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved. The charges, accruals and reserves on the books of each of the Credit Parties and any of its Subsidiaries in respect of federal and all material state, local and other taxes are, in the judgment of the Credit Parties, adequate, and the Credit Parties do not anticipate any material additional taxes or assessments for any of such years.

         (g) Intellectual Property Matters. Each of the Credit Parties and its Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. No event has occurred which, to the knowledge of the Credit Parties, permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and, to the knowledge of the Credit Parties, neither the Credit Parties nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations, except as could not reasonably be expected to have a Material Adverse Effect.

         (h) Environmental Matters. Except as could not reasonably be expected to have a Material Adverse Effect:

                  (i) The properties of the Credit Parties and their Subsidiaries (including soils, surface waters, groundwaters on, at or under such properties) do not contain and are not otherwise affected by, and to the Credit Parties' knowledge have not previously contained or been affected by, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of applicable Environmental Laws or (B) could give rise to liability or obligation under applicable Environmental Laws;

                  (ii) The properties of the Credit Parties and their Subsidiaries and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there are no Hazardous Materials at, under or about such properties or such operations which could reasonably be expected to interfere with the continued operation of such properties;

                  (iii) The Credit Parties and their Subsidiaries have obtained, are in compliance with, and have made all appropriate filings for issuance or renewal of, all permits, licenses, and other governmental consents required by applicable Environmental Laws ("Environmental Permits"), and all such Environmental Permits are in full force and effect;

                  (iv) Neither any of the Credit Parties nor any Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws, nor do the Credit Parties have knowledge or reason to believe that any such notice will be received or is being threatened;

                  (v) To the knowledge of the Credit Parties, Hazardous Materials have not been transported or disposed of from the properties of the Credit Parties or any of their Subsidiaries in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, Environmental Laws, nor, to the knowledge of the Credit Parties, have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner which could reasonably be expected to give rise to liability under, any Environmental Laws;

                  (vi) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Credit Parties, threatened, under any Environmental Law to which any of the Credit Parties or any Subsidiary thereof has been or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the properties or operations of the Credit Parties and their Subsidiaries; and

                  (vii) To the knowledge of the Credit Parties, there has been no release, or threat of release, of Hazardous Materials at or from the properties of the Credit Parties or any of their Subsidiaries, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws.

         (i)      ERISA.

                  (i) Each of the Credit Parties and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, except where any such noncompliance could not reasonably be expected to have a Material Adverse Effect. Except for any failure that could not reasonably be expected to have a Material Adverse Effect, each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No liability that could reasonably be expected to have a Material Adverse Effect has been incurred by the Credit Parties or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

                  (ii) No accumulated funding deficiency (as defined in Section 412 of the Code) has been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan except for any accumulated funding deficiency that could not reasonably be expected to have a Material Adverse Effect;

                  (iii) Neither the Credit Parties nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in
         Section 406 of ERISA or Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid,
         (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Code except where any of the foregoing individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect;

                  (iv) No Termination Event that could reasonably be expected to result in a Material Adverse Effect has occurred or is reasonably expected to occur; and

                  (v) No proceeding, claim, lawsuit and/or investigation is existing or, to the knowledge of the Credit Parties, threatened concerning or involving any Employee Benefit Plan that could reasonably be expected to result in a Material Adverse Effect.

         (j) Margin Stock. No Credit Party or any Subsidiary thereof is engaged principally or as one of its material activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock, unless the Credit Parties shall have given the Administrative Agent and Lenders prior notice of such event and such other information as is reasonably necessary to permit the Administrative Agent and Lenders to comply, in a timely fashion, with all reporting obligations required by Applicable Law, or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.

         (k) Government Regulation. No Credit Party or any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither the Borrower nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended.

         (l) Burdensome Provisions. No Credit Party or any Subsidiary thereof is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome that in the foreseeable future it could be reasonably expected to have a Material Adverse Affect. The Credit Parties and their Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.

         (m)      Financial Statements; Financial Condition; Etc.

                  (i) The financial statements delivered to the Lenders pursuant to Section 5.1(e)(i), copies of which have been furnished to the Administrative Agent and each Lender, have been prepared in accordance with GAAP (except as set forth in the notes thereto), are complete in all material respects and fairly present in all material respects the assets, liabilities and financial position of the Credit Parties and their Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended, subject to normal year end adjustments.

                  (ii) As of the Closing Date, (A) the sum of the assets, at a fair valuation, of the Credit Parties and their Subsidiaries taken as a whole will exceed its and their debts, respectively; (B) the Credit Parties and their Subsidiaries taken as a whole has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its and their ability to pay such debts as such debts mature, respectively; and (C) the Credit Parties and their Subsidiaries taken as a whole will have sufficient capital with which to conduct its and their business, respectively. For purposes of this Section, "debt" means any liability on a claim, and "claim" means (I) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (II) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         (n) No Material Adverse Effect. Since September 30, 2000, there has been no Material Adverse Effect.

         (o) Liens. None of the properties and assets of the Credit Parties or any Subsidiary thereof is subject to any Lien, except Liens permitted pursuant to Section 9.2.

         (p) Debt and Support Obligations. Schedule 6.1(p) is a complete and correct listing of all Debt and Support Obligations of the Credit Parties and their Subsidiaries as of the Closing Date in excess of $5,000,000.

         (q) Litigation. There are no actions, suits or proceedings pending nor, to the knowledge of the Credit Parties, threatened against or affecting the Credit Parties or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority, which could reasonably be expected to have a Material Adverse Effect.

         (r) Absence of Defaults. No event has occurred and is continuing which constitutes a Default or an Event of Default.

         (s) Absence of Bankruptcy Events. Since September 30, 2000, no event has occurred or is continuing which constitutes a Bankruptcy Event.

         (t) Accuracy and Completeness of Information. As of the Closing Date, the Credit Parties have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which they or any of their Subsidiaries are subject, and all other matters known to them, other than general market, economic and industry conditions, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The written information, taken as a whole, furnished by or on behalf of the Credit Parties to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to any projected financial information, the Credit Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

         (u) Property. Each of the Credit Parties and its Subsidiaries has good and marketable title to all material properties owned by it and valid leasehold interests in all material properties leased by it (except as permitted by the terms of this Agreement), free and clear of all Liens, except Liens permitted pursuant to Section 9.2.

         (v) Labor Practices. No Credit Party or any Subsidiary thereof is engaged in any unfair labor practices that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against any Credit Party or any of its Subsidiaries or, to the knowledge of the Credit Parties, threatened against a Credit Party or any of its Subsidiaries, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against a Credit Party or any of its Subsidiaries or, to the knowledge of the Credit Parties, threatened against a Credit Party or any of its Subsidiaries, (ii) no strike, labor dispute, slowdown or stoppage pending against a Credit Party or any of its Subsidiaries or, to the knowledge of the Credit Parties, threatened against a Credit Party or any of its Subsidiaries and
(iii) no union representation question exists with respect to the employees of a Credit Party or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

         (w) SEC Reports. During the preceding three (3) Fiscal Years, the Borrower and its Subsidiaries have filed all forms, reports, statements (including proxy statements) and other documents (such filings by the Credit Parties and their Subsidiaries are collectively referred to as the "SEC Reports"), required to be filed by it with the Securities and Exchange Commission. The SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the Securities Exchange Commission thereunder applicable to such SEC Reports at the time of filing thereof and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, which untrue statement or omission was not corrected in a subsequent SEC Report.

         SECTION 6.2       SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC.

         All representations and warranties set forth in this Article VI and all representations and warranties contained in any certificate related hereto, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

                                   ARTICLE VII

                        FINANCIAL INFORMATION AND NOTICES

         Until all principal and interest with respect to the Loans, all L/C Obligations and all other Obligations then due and owing have been paid and satisfied in full and the Termination Date has occurred, unless consent has been obtained in the manner set forth in Section 13.10 hereof, the Credit Parties will furnish or cause to be furnished to the Administrative Agent and to the Lenders at their respective addresses as set forth in Section 13.1 and on
Schedule 13.1, or such other office as may be designated by the Administrative Agent and Lenders from time to time:

         SECTION 7.1       FINANCIAL STATEMENTS, ETC.

         (a)      Quarterly Financial Statements.

                  (i) As soon as practicable and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each Fiscal Year, either (i) a copy of a report on Form 10-Q, or any successor form, and any amendments thereto, filed by the Borrower with the Securities and Exchange Commission with respect to the immediately preceding fiscal quarter or (ii) unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, all in reasonable detail setting forth in comparative form the corresponding figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by a Responsible Officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments and to the absence of notes required by GAAP.

                  (ii) As soon as practicable and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each Fiscal Year, unaudited Consolidated balance sheets of Standard Gypsum, Premier Boxboard and each other Material Joint Venture as of the close of such fiscal quarter and unaudited Consolidated statements of profit and loss for the fiscal quarter then ended and that portion of the Fiscal Year then ended, all in reasonable detail setting forth in comparative form the corresponding figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by a Responsible Officer of the Borrower to present fairly in all material respects the financial condition of each such joint venture as of their respective dates and the results of operations of each such joint venture for the respective periods then ended, subject to normal year end adjustments and to the absence of notes required by GAAP.

         (b)      Annual Financial Statements.

                  (i)      As soon as practicable and in any event within ninety
         (90) days after the end of each Fiscal Year, either (i) a copy of a report on Form 10-K, or any successor form, and any amendments thereto, filed by the Borrower with the Securities and Exchange Commission with respect to the immediately preceding Fiscal Year or (ii) audited Consolidated balance sheets of the Borrower and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, stockholders' equity and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by a nationally recognized independent certified public accounting firm acceptable to the Administrative Agent in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Borrower or any of its Subsidiaries or with respect to accounting principles followed by the Borrower or any of its Subsidiaries not in accordance with GAAP.

                  (ii)     As soon as practicable and in any event within ninety
         (90) days after the end of each Fiscal Year, audited Consolidated balance sheets of Standard Gypsum, Premier Boxboard and each other Material Joint Venture as of the close of such Fiscal Year and audited Consolidated statements of income, stockholders' equity and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by a nationally recognized independent certified public accounting firm acceptable to the Administrative Agent in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by any such joint venture or with respect to accounting principles followed by any such joint venture not in accordance with GAAP.

         (c) Annual Budgets. As soon as practicable and in any event within sixty (60) days after the end of each Fiscal Year, an annual business plan and budget of the Borrower and its Subsidiaries for the Fiscal Year immediately following such Fiscal Year end, containing among other things projections of pro forma financial statements for such Fiscal Year.

         SECTION 7.2       OFFICER'S COMPLIANCE CERTIFICATE.

         At each time financial statements are delivered pursuant to Section 7.1(a) or (b), a certificate of a Responsible Officer of the Borrower in the form of Exhibit G attached hereto (an "Officer's Compliance Certificate") including the calculations prepared by such Responsible Officer required to establish whether or not the Credit Parties and their Subsidiaries are in compliance with the financial covenants set forth in Section 9.1 hereof as at the end of each respective period.

         SECTION 7.3       ACCOUNTANTS' CERTIFICATE.

         At each time financial statements are delivered pursuant to Section 7.1(b)(i), a certificate of the independent public accountants certifying such financial statements addressed to the Administrative Agent for the benefit of the Lenders stating that in making the examination necessary for the certification of such financial statements, they obtained no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature and period of existence.

         SECTION 7.4       OTHER REPORTS.

         (a) Promptly after the filing thereof, a copy of (i) each report or other filing made by any of the Credit Parties or any Subsidiary thereof with the Securities and Exchange Commission and required by the Securities and Exchange Commission to be delivered to the shareholders of such Credit Party or Subsidiary, (ii) each report made by any of the Credit Parties or any Subsidiary thereof to the Securities and Exchange Commission on Form 8-K and (iii) each final registration statement of any of the Credit Parties or any Subsidiary thereof filed with the Securities and Exchange Commission, except in connection with pension plans and other employee benefit plans; and

         (b) Such other information regarding the operations, business affairs and financial condition of the Credit Parties and/or their Subsidiaries as the Administrative Agent or any Lender may reasonably request.

         SECTION 7.5       NOTICE OF LITIGATION AND OTHER MATTERS.

         Prompt (but in no event later than three (3) Business Days after an executive officer of any of the Credit Parties obtains knowledge thereof) telephonic (confirmed in writing) or written notice of:

         (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any of the Credit Parties or any Subsidiary thereof or any of their respective properties, assets or businesses
(i) which in the reasonable judgment of the Credit Parties could reasonably be expected to have a Material Adverse Effect, (ii) with respect to any material Debt of the Credit Parties or any of their Subsidiaries or (iii) with respect to any Loan Document;

         (b) any notice of any violation received by any of the Credit Parties or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws, which in the reasonable judgment of the Credit Parties in any such case could reasonably be expected to have a Material Adverse Effect;

         (c) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under
Section 401(a) of the Code (along with a copy thereof) which could reasonably be expected to have a Material Adverse Effect,

(ii) all notices received by any of the Credit Parties or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by any of the Credit Parties or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA which could reasonably be expected to have a Material Adverse Effect, (iv) the Credit Parties obtaining knowledge or reason to know that any of the Credit Parties or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of
Section 4041(c) of ERISA and (v) the occurrence of a Reportable Event which could reasonably be expected to have a Material Adverse Effect;

         (d) the occurrence of any event which constitutes a Default or an Event of Default; and

         (e) the occurrence of any event which constitutes, or which could reasonably be expected to result in, a Material Adverse Effect.

         SECTION 7.6       ACCURACY OF INFORMATION.

         All written information, reports, statements and other papers and data furnished by or on behalf of the Credit Parties to the Administrative Agent or any Lender (other than financial forecasts) whether pursuant to this Article VII or any other provision of this Agreement, shall be, at the time the same is so furnished and taken as a whole, true and complete in all material respects.

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

         Until all principal and interest with respect to the Loans, all L/C Obligations and all other Obligations then due and owing have been paid and satisfied in full and the Termination Date has occurred, unless consent has been obtained in the manner provided for in Section 13.10, each Credit Party will, and will cause each of its Subsidiaries to:

         SECTION 8.1       PRESERVATION OF CORPORATE EXISTENCE AND RELATED
MATTERS.

         (i) Except as permitted by Section 9.3, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business.

         (ii) Qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction where the nature and scope of its activities require it to so qualify under Applicable Law, except where the failure to so preserve and maintain its existence and rights or to so qualify could not reasonably be expected to have a Material Adverse Effect.

         SECTION 8.2       MAINTENANCE OF PROPERTY.

         Protect and preserve all properties useful in and material to its business, including copyrights, patents, trade names and trademarks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property material to the conduct of its business, ordinary wear and tear excepted; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         SECTION 8.3       INSURANCE.

         Maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are consistent with past practices and prudent business practice (and in any event consistent with normal industry practice), and as may be required by Applicable Law.

         SECTION 8.4       ACCOUNTING METHODS AND FINANCIAL RECORDS.

         Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

         SECTION 8.5       PAYMENT AND PERFORMANCE OF OBLIGATIONS.

         (a) Pay and perform all Obligations under this Agreement and the other Loan Documents.

         (b) Pay and discharge (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (ii) all other material indebtedness, obligations and liabilities in accordance with customary trade practices; provided that such Credit Party or Subsidiary may contest any item described in clause (i) or (ii) of this Section 8.5(b) in good faith and by proper proceedings so long as adequate reserves are maintained with respect thereto to the extent required by GAAP.

         (c) Perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other agreement, contract or instrument by which it is bound, except where such non-performances could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 8.6       COMPLIANCE WITH LAWS AND APPROVALS.

         Observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business, except where the failure to observe or comply could not reasonably be expected to have a Material Adverse Effect.

         SECTION 8.7       ENVIRONMENTAL LAWS.

         In addition to and without limiting the generality of Section 8.6, (a) comply with, and use commercially reasonable efforts to ensure such compliance by all tenants and subtenants with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except where the failure to obtain, comply or maintain could not reasonably be expected to have a Material Adverse Effect, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, except (i) where the failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) to the extent the Credit Parties or any of their Subsidiaries are contesting, in good faith, any such requirement, order or directive before the appropriate Governmental Authority so long as adequate reserves are maintained with respect thereto to the extent required by GAAP, and
(c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations or properties of the Credit Parties or such Subsidiaries, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

         SECTION 8.8       COMPLIANCE WITH ERISA.

         In addition to and without limiting the generality of Section 8.6, (a) comply with all applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect, (b) not take any action or fail to take action the result of which would result in a liability to the PBGC or to a Multiemployer Plan in an amount that could reasonably be expected to have a Material Adverse Effect, and (c) furnish to the Administrative Agent or any Lender upon the Administrative Agent's or such Lender's request such additional information about any Employee Benefit Plan concerning compliance with this covenant as may be reasonably requested by the Administrative Agent or such Lender.

         SECTION 8.9       CONDUCT OF BUSINESS.

         Maintain substantially all of its businesses in substantially the same fields as the businesses conducted on the Closing Date and in lines of business reasonably related thereto or as otherwise permitted pursuant to the terms of this Agreement.

         SECTION 8.10      VISITS AND INSPECTIONS.

         Permit representatives of the Administrative Agent or any Lender, from time to time upon reasonable prior notice and during ordinary business hours, to visit and inspect its properties; inspect and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

         SECTION 8.11      USE OF PROCEEDS.

         Use the proceeds of the Extensions of Credit for the purposes set forth in Section 2.1(b).

         SECTION 8.12      ADDITIONAL CREDIT PARTIES.

         As soon as practicable and in any event within 30 days after any Person becomes a Subsidiary of the Borrower following the Closing Date, the Borrower shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing the ownership of such Person and shall, with respect to any such Person organized under the laws of the United States or any State or territory thereof, (a) cause such Person to execute a Guarantor Joinder Agreement in substantially the same form as Exhibit E, and (b) cause such Person to deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, which documentation may include, without limitation, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above) and other items of the types required to be delivered pursuant to Section 5.1(b), all in form, content and scope reasonably satisfactory to the Administrative Agent.

                                   ARTICLE IX

                               NEGATIVE COVENANTS

         Until all principal and interest with respect to the Loans, all L/C Obligations and all other Obligations then due and owing have been paid and satisfied in full and the Termination Date has occurred, unless consent has been obtained in the manner set forth in Section 13.10.

         SECTION 9.1  FINANCIAL COVENANTS.

         (a) Maximum Total Leverage Ratio. As of the end of each fiscal quarter, commencing with the end of the first fiscal quarter ending after the Closing Date, the Credit Parties will not permit the Total Leverage Ratio to be greater than or equal to:

------------------------------------------------------------------
                   Fiscal Quarter                            Ratio
------------------------------------------------------------------
 fiscal quarter ending March 31, 2001                        72.5%
------------------------------------------------------------------
 fiscal quarter ending June 30, 2001                         72.5%
------------------------------------------------------------------
 fiscal quarter ending September 30, 2001                    72.5%
------------------------------------------------------------------
 fiscal quarter ending December 31, 2001                     72.5%
------------------------------------------------------------------
 fiscal quarter ending March 31, 2002                        70.0%
------------------------------------------------------------------
 fiscal quarter ending June 30, 2002                         70.0%
------------------------------------------------------------------
 fiscal quarter ending September 30, 2002                    70.0%
------------------------------------------------------------------
 fiscal quarter ending December 31, 2002                     67.5%
------------------------------------------------------------------
 fiscal quarter ending March 31, 2003                        67.5%
------------------------------------------------------------------
 fiscal quarter ending June 30, 2003                         67.5%
------------------------------------------------------------------
 fiscal quarter ending September 30, 2003 and each           65.0%
 fiscal quarter ending thereafter
------------------------------------------------------------------

         (b) Minimum Interest Coverage Ratio. As of the end of each fiscal quarter, commencing with the end of the first fiscal quarter ending after the Closing Date, the Credit Parties will not permit the Interest Coverage Ratio to be less than or equal to:

------------------------------------------------------------------
                      Period                               Ratio
------------------------------------------------------------------
 fiscal quarter ending March 31, 2001                     2.50:1.0
------------------------------------------------------------------
 fiscal quarter ending June 30, 2001                      2.50:1.0
------------------------------------------------------------------
 fiscal quarter ending September 30, 2001                 2.50:1.0
------------------------------------------------------------------
 fiscal quarter ending December 31, 2001                  2.50:1.0
------------------------------------------------------------------
 fiscal quarter ending March 31, 2002                     2.75:1.0
------------------------------------------------------------------
 fiscal quarter ending June 30, 2002                      2.75:1.0
------------------------------------------------------------------
 fiscal quarter ending September 30, 2002                 2.75:1.0
------------------------------------------------------------------
 fiscal quarter ending December 31, 2002 and each         3.00:1.0
 fiscal quarter ending thereafter
------------------------------------------------------------------

         (c) Minimum Tangible Net Worth. At all times after the Closing Date, the Credit Parties will not permit the Tangible Net Worth to be less than $108,900,000 plus, as of the end of each fiscal quarter, commencing with the end of the first fiscal quarter ending after the Closing Date, (i) 50% of Net Income (to the extent positive) for the fiscal quarter then ended, such increases to be cumulative, and (ii) 100% of the Net Cash Proceeds of Equity Issuances during the fiscal quarter then ended, such increases to be cumulative.

         (d) Maximum Capital Expenditures. Capital Expenditures in any Fiscal Year shall not exceed the amount set forth below with respect to such Fiscal Year:

---------------------------------------------------------------------
                     Fiscal Year                            Amount
---------------------------------------------------------------------
 Fiscal Year ending December 31, 2001                     $40,000,000
---------------------------------------------------------------------
 Fiscal Year ending December 31, 2002                     $45,000,000
---------------------------------------------------------------------
 Fiscal Year ending December 31, 2003                     $50,000,000
---------------------------------------------------------------------
 Fiscal Year ending December 31, 2004                     $50,000,000
---------------------------------------------------------------------

plus the unused amount available for Capital Expenditures under this Section 9.1(d) for the immediately preceding Fiscal Year (excluding any carry forward available from any prior fiscal year).

         SECTION 9.2       LIMITATIONS ON LIENS.

         No Credit Party will, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on, or with respect to, any of its assets or properties (including without limitation shares of Capital Stock or other ownership interests), real or personal, whether now owned or hereafter acquired, except:

         (a) Liens for taxes, assessments and other governmental charges or levies not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

         (b) The claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

         (c) Liens consisting of deposits or pledges made in the ordinary course of business (i) in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or obligations under customer service contracts or (ii) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations, in each case not incurred in connection with the borrowing of money or the payment of the deferred purchase price of property;

         (d) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of any material parcel of real property or impair the use thereof in the ordinary conduct of business;

         (e) Liens in favor of the Administrative Agent (or another collateral agent acceptable to the Administrative Agent and the Required Lenders) for the benefit of (i) the Administrative Agent and the Lenders (and, with respect to Obligations under Hedging Agreements, Affiliates of the Lenders), (ii) to the extent a default would otherwise exist under the Senior
Note Indenture, the holders of the Senior Notes and (iii) to the extent a default would otherwise arise under the Premier Boxboard Credit Facility, the lenders under such credit facility;

         (f) Liens on the property or assets of any Subsidiary existing at the time such Subsidiary becomes a Subsidiary of a Credit Party and not incurred in contemplation thereof, as long as the outstanding principal amount of the Debt secured thereby is not voluntarily increased by such Subsidiary after the date such Subsidiary becomes a Subsidiary of such Credit Party;

         (g) Liens on the property or assets of the Credit Parties or any Subsidiary securing Debt which is incurred to finance the acquisition of such property or assets, provided that (i) each such Lien shall be created substantially simultaneously with the acquisition of the related property or assets; (ii) each such Lien does not at any time encumber any property other than the related property or assets financed by such Debt; (iii) the principal amount of Debt secured by each such Lien is not increased in violation of this Agreement; and (iv) the principal amount of Debt secured by each such Lien shall at no time exceed 100% of the original purchase price of such related property or assets at the time acquired;

         (h) Liens consisting of judgment or judicial attachment Liens, provided that (i) the claims giving rise to such Liens are being diligently contested in good faith by appropriate proceedings, (ii) adequate reserves for the obligations secured by such Liens have been established and (iii) enforcement of such Liens has been stayed;

         (i) Liens on property or assets of the Borrower or any Subsidiary securing Debt owing to the Borrower or any Wholly-Owned Subsidiary; and

         (j) Liens not otherwise permitted by this Section 9.2 that (i) secure Debt permitted under Section 9.3, (ii) are not in excess of five percent (5%) of Tangible Net Worth in the aggregate at any time outstanding and (iii) are permitted under the Senior Subordinated Note Indenture.

         SECTION 9.3       LIMITATION ON DEBT.

         No Credit Party will, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Debt, except:

         (a)      Debt arising under this Agreement and the other Loan
Documents;

         (b) Debt existing as of the Closing Date as referenced on Schedule 6.1(p) and Schedule 9.3 (and renewals, refinancings or extensions thereof on terms and conditions no less favorable in any material respect to such Person than such existing Debt and in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension);

         (c) Capital Lease obligations and Debt incurred, in each case, to provide all or a portion of the purchase price or costs of construction of an asset or, in the case of a Sale and Leaseback Transaction, to finance the value of such asset owned by the Borrower or any of its Subsidiaries, provided that
(i) such Debt when incurred shall not exceed the purchase price or cost of construction of such asset or, in the case of a Sale and Leaseback Transaction, the fair market value of such asset, (ii) no such Debt shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing and (iii) the aggregate amount of all such Debt shall not exceed $15,000,000 at any time outstanding;

         (d) unsecured intercompany Debt of a Subsidiary of the Borrower to a Subsidiary of the Borrower;

         (e) Debt and Obligations owing under Hedging Agreements relating to the Loans hereunder and other Hedging Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

         (f) Debt owing under the Senior Subordinated Notes and the New Senior Notes not to exceed $315,000,000 in the aggregate principal at any time outstanding;

         (g) Debt owing under the Senior Notes not to exceed $200,000,000 in the aggregate principal at any time outstanding;

         (h) other unsecured Debt of the Borrower and its Subsidiaries which may be incurred in accordance with the terms of the Senior Subordinated
Note Indenture and which does not exceed $15,000,000 in the aggregate at any time outstanding; and

         (i)      Support Obligations of Debt permitted under this Section 9.3.

         SECTION 9.4       LIMITATIONS ON MERGERS AND LIQUIDATION.

         No Credit Party will, nor will it permit any of its Subsidiaries to, merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), except:

         (a) Any Credit Party or a Subsidiary may merge with another Person that is not a Credit Party or a Subsidiary, provided that (i) such Person is organized under the law of the United States or one of its states, (ii) such Credit Party or the Subsidiary, as the case may be, is the corporation surviving such merger, (iii) immediately prior to and after giving effect to such merger, no Default or Event of Default exists or would exist, (iv) the Board of Directors of such Person has approved such merger and (v) such transaction is permitted under Section 9.6;

         (b) Any Wholly-Owned Subsidiary that is not a Credit Party may merge into a Credit Party or any other Wholly-Owned Subsidiary of a Credit Party;

         (c) Any Wholly-Owned Subsidiary that is not a Credit Party may liquidate, wind-up or dissolve itself into a Credit Party or any other Wholly-Owned Subsidiary of a Credit Party; and

         (d) Any Credit Party other than the Borrower may merge into another Credit Party or liquidate, wind-up or dissolve itself into another Credit Party.

         SECTION 9.5       LIMITATION ON ASSET DISPOSITIONS.

         No Credit Party will, nor will it permit any of its Subsidiaries to, make any Asset Disposition (including, without limitation, in connection with any Sale and Leaseback Transaction), in one transaction or a series of transactions, except (a) Sale Leaseback Transactions permitted by the terms of
Section 9.12, (b) so long as (i) no Default or Event of Default shall exist on the date of, or shall result from, any such transaction (including after giving effect to such transaction on a pro forma basis) and (ii) such transaction is permitted under the Senior Subordinated Note Indenture, Permitted Asset Dispositions, and (c) so long as (i) no Default or Event of Default shall exist on the date of, or shall result from, any such transaction (including after giving effect to such transaction on a pro forma basis), (ii) such transaction is permitted under the Senior Subordinated Note Indenture and (iii) such transaction is permitted under Section 9.15 (if applicable), other Asset Dispositions; provided that the aggregate amount of all such Asset Dispositions (other than the Permitted Asset Dispositions) does not exceed (A) in any Fiscal Year, five percent (5%) of Total Assets (measured as of the last day of the immediately preceding Fiscal Year or (B) during the term of this Agreement, fifteen percent (15%) of Total Assets (measured as of December 31, 2000).

         SECTION 9.6       LIMITATIONS ON ACQUISITIONS.

         Other than transactions permitted under Section 9.7, no Credit Party will, nor will it permit any of its Subsidiaries to, acquire all or any portion of the Capital Stock or other ownership interest in any Person which is not a Subsidiary or all or any substantial portion of the assets, property and/or operations of a Person which is not a Subsidiary, unless (a) the Person, assets, property and/or operations being acquired engage in or are engaged in the same line of business as that engaged in by the Borrower and its Subsidiaries on the Closing Date or a business reasonably related thereto, (b) in the case of an acquisition of Capital Stock or other ownership interest of a Person, the Board of Directors of the Person which is the subject of such acquisition shall have approved the acquisition, (c) no Default or Event of Default shall exist on the date of, or shall result from, any such acquisition (including after giving effect to such transaction on a pro forma basis), and (d) the aggregate cash consideration for each such acquisition does not exceed $25,000,000 and the aggregate consideration (cash and noncash) for all such acquisitions consummated in any twelve-month period does not exceed $50,000,000.

         SECTION 9.7       LIMITATION ON ADVANCES, INVESTMENTS AND LOANS.

         No Credit Party will, nor will it permit any of its Subsidiaries to, lend money or extend credit or make advances to any Person or purchase or acquire any stock, obligations or securities of, or any other interest in or make any capital contribution to, or otherwise make an Investment in, any Person, except for Permitted Investments.

         SECTION 9.8       LIMITATION ON RESTRICTED PAYMENTS.

         No Credit Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, other than (a) the repurchase by the Borrower of up to $20,000,000 of the Capital Stock of the Borrower pursuant to the repurchase plan authorized by the Borrower's board of directors prior to the Closing Date, provided that (i) no Default or Event of Default shall exist on the date of, or shall result from, any such repurchase and (ii) any such repurchase is permitted under the Senior Subordinated Note Indenture, and (b) the payment by the Borrower of a quarterly cash dividend of $0.09 per share on its common stock that is listed on a national securities exchange, provided that (i) no Default or Event of Default shall exist on the date of, or shall result from, any such dividend and (ii) the payment of any such dividend is permitted under the Senior Subordinated Note Indenture.

         SECTION 9.9       LIMITATION ON TRANSACTIONS WITH AFFILIATES.

         No Credit Party will, nor will it permit any of its Subsidiaries to, directly or indirectly (a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or Affiliates, other than (i) any such transaction in the ordinary course of business which is arm's length and which constitutes a Permitted Investment, (ii) loans or advances to customers of the Credit Parties and their Subsidiaries in the ordinary course of business which are arm's length, (iii) loans or advances from a Credit Party to another Credit Party, and (iv) any other loan or advance or assumption that would not cause the aggregate amount of all such loans and advances and assumed notes and advances to exceed $1,000,000, or (b) enter into, or be a party to, any subcontract of any operations or other transaction with any of its Affiliates, except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate and except for transactions which are not material either individually or in the aggregate.

         SECTION 9.10      LIMITATION ON CERTAIN ACCOUNTING CHANGES.

         No Credit Party will (a) change its Fiscal Year end in order to avoid a Default or an Event of Default or if a Material Adverse Effect would result therefrom or (b) make any material change in its accounting treatment and reporting practices except as required by GAAP.

         SECTION 9.11      LIMITATION ON RESTRICTING DIVIDENDS AND
DISTRIBUTIONS.

         No Credit Party will permit any Subsidiary to agree to, incur, assume or suffer to exist any restriction, limitation or other encumbrance (by covenant or otherwise) on the ability of such Subsidiary to make any payment to a Credit Party or any of its Subsidiaries (in the form of dividends, intercompany advances or otherwise) or to transfer any of its properties or assets to a Credit Party or any of its Subsidiaries, except:

         (a)      Restrictions and limitations under the Senior Subordinated
Note Indenture;

         (b) Restrictions and limitations applicable to a Subsidiary existing at the time such Subsidiary becomes a Subsidiary of a Credit Party and not incurred in contemplation thereof, as long as no such restriction or limitation is made more restrictive after the date such Subsidiary becomes a Subsidiary of such Credit Party; and

         (c) Other restrictions and limitations that (i) are not material either individually or in the aggregate and (ii) are otherwise permitted under the Senior Subordinated Note Indenture.

         SECTION 9.12      LIMITATION ON SALE LEASEBACK TRANSACTIONS.

         No Credit Party will, nor will it permit any of its Subsidiaries to, sell or transfer any material property or assets to anyone (other than the Borrower or a Wholly-Owned Subsidiary of the Borrower) with the intention of taking back a lease of such property or assets or any similar property or assets, except in connection with a lease for a temporary period during or at the end of which it is intended that the use by such Credit Party or its Subsidiary of such property or assets will be discontinued.

         SECTION 9.13      LIMITATION ON ACTIONS WITH RESPECT TO OTHER DEBT.

         No Credit Party will, nor will it permit any of its Subsidiaries to:

                  (a) if any Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, after the issuance thereof, (i) amend or modify any of the terms of any Debt of such Person (other than Debt arising under the Loan Documents) if such amendment or modification would add or change any terms in a manner adverse to such Person or to the Lenders, or (ii) shorten the final maturity or average life to maturity thereof or require any payment thereon to be made sooner than originally scheduled or increase the interest rate applicable thereto, or (iii) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment thereof, or make (or give any notice with respect thereto) any redemption or acquisition for value or defeasance (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange with respect thereto;

                  (b) after the issuance thereof, amend or modify any of the terms of any Subordinated Debt of such Person if such amendment or modification would (i) add or change any terms in a manner adverse to such Person or to the Lenders, (ii) shorten the final maturity or average life to maturity thereof, (iii) require any payment thereon to be made sooner than originally scheduled, (iv) increase the interest rate applicable thereto or (v) change any subordination provision thereof in a manner adverse to the Lenders;

                  (c) make interest payments in respect of any Subordinated Debt in violation of the applicable subordination provisions;

                  (d) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment in respect of any Subordinated Debt;

                  (e) make (or give any notice with respect thereto) any redemption, acquisition for value or defeasance (including without limitation, by way of depositing money or


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

         securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Subordinated Debt; or

         (f) designate any other Debt of such Person as "Designated Senior Debt" (as such term is used in the Senior Subordinated Note Indenture) other than Debt designated as "Designated Senior Debt" as of the Closing Date and identified as such on Schedule 9.3.

         SECTION 9.14      ADDITIONAL FINANCIAL STATEMENTS FOR YEAR 2000.

         The audited annual financial statements for the Fiscal Year ended December 31, 2000 delivered to the Administrative Agent and the Lenders pursuant to Section 7.1(b) shall not reflect any material adverse changes in the financial position or the results of operations of the Borrower and its Consolidated Subsidiaries from the financial position and results of operations of the Borrower and its Consolidated Subsidiaries reflected in the draft financial statements delivered to the Administrative Agent and the Lenders on or prior to the Closing Date and referenced in Section 5.1(e)(ii) (it being understood that the change reflecting the payment of amounts outstanding under the Prior Bank Commitment shall not constitute a material adverse change).

         SECTION 9.15 LIMITATIONS ON ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY OWNED SUBSIDIARIES.

         (a) No Credit Party will, nor will it permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of the Capital Stock or any other equity interest of any Wholly Owned Subsidiary to any Person (other than the Borrower or any Wholly Owned Subsidiary) unless (i) such sale, lease, transfer or other disposition is of all of the Capital Stock and other equity interests of such Wholly Owned Subsidiary and (ii) such sale, lease, transfer or other disposition is permitted under Section 9.5.

         (b) No Credit Party will, nor will it permit any of its Subsidiaries to, permit any Wholly Owned Subsidiary to issue any Capital Stock or any other equity interest of such Wholly Owned Subsidiary to any Person (other than the Borrower or any Wholly Owned Subsidiary).

                                    ARTICLE X

                                    GUARANTY

         SECTION 10.1      GUARANTY OF PAYMENT.

         Subject to Section 10.7 below, each Guarantor hereby unconditionally guarantees to each Lender (for purposes of this Article X, the term "Lender" shall be deemed to include, in connection with Obligations under any Hedging Agreement, each Affiliate of a Lender that has entered into a Hedging Agreement with a Credit Party) and the Administrative Agent the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise). This guaranty is a guaranty of payment and not solely of collection and is a continuing guaranty and shall apply to all Obligations whenever arising.


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

         SECTION 10.2      OBLIGATIONS UNCONDITIONAL.

         The obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement, or any other agreement or instrument referred to herein, to the fullest extent permitted by Applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that this guaranty may be enforced by the Lenders without the necessity at any time of resorting to or exhausting any security or collateral and without the necessity at any time of having recourse to the Notes, this Agreement or any other Loan Document or any collateral, if any, hereafter securing the Obligations or otherwise and each Guarantor hereby waives the right to require the Lenders to proceed against any other Guarantor or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against any other Guarantor (or any other guarantor of the Obligations) for amounts paid under this guaranty until such time as the Lenders have been paid in full, all commitments under this Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under this Agreement. Each Guarantor further agrees that nothing contained herein shall prevent the Lenders from suing on the Notes, this Agreement or any other Loan Document or foreclosing its security interest in or Lien on any collateral, if any, securing the Obligations or from exercising any other rights available to it under this Agreement, the Notes, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither a Guarantor's obligations under this guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of any other Guarantor or by reason of the bankruptcy or insolvency of such other Guarantor. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance of by the Administrative Agent or any Lender upon this guaranty or acceptance of this guaranty. The Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this guaranty. All dealings between the Borrower and the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this guaranty.

         SECTION 10.3      MODIFICATIONS.

         Each Guarantor agrees that (a) all or any part of the security which hereafter may be held for the Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances which hereafter may be held, if any, for the Obligations or the properties subject thereto; (c) the time or place of payment of the Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrower and any other party liable for payment under


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

this Agreement may be granted indulgences generally; (e) any of the provisions of the Notes, this Agreement or any other Loan Document may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Borrower or any other party liable for the payment of the Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

         SECTION 10.4      WAIVER OF RIGHTS.

         Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this guaranty by the Lenders and of all Extensions of Credit to the Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Agreement) with respect to the Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any Lien, if any, hereafter securing the Obligations, or the Lenders' subordinating, compromising, discharging or releasing such Liens, if any; (e) all other notices to which the Borrower might otherwise be entitled in connection with the guaranty evidenced by this Article X; and (f) demand for payment under this guaranty. Without limiting the generality of the foregoing, each Guarantor hereby specifically waives the benefits of N.C. Gen. Stat. ss.ss.26-7 through 26-9, inclusive, to the extent applicable.

         SECTION 10.5      REINSTATEMENT.

         The obligations of each Guarantor under this Article X shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         SECTION 10.6      REMEDIES.

         Each Guarantor agrees that, as between such Guarantor, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 11.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 11.2) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Obligations being deemed to have become automatically


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

due and payable), such Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by such Guarantor.

         SECTION 10.7      LIMITATION OF GUARANTY.

         Notwithstanding any provision to the contrary contained herein, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under Applicable Law (whether federal or state and including, without limitation, the Federal Bankruptcy Code (as now or hereinafter in effect)).

                                   ARTICLE XI

                              DEFAULT AND REMEDIES

         SECTION 11.1      EVENTS OF DEFAULT.

         Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

         (a) Default in Payment of Principal of Loans and Reimbursement Obligation. The Borrower shall default in any payment of principal of any Loan, Note or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

         (b) Other Payment Default. The Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of any interest, fees or other amounts owing on any Loan, Note or Reimbursement Obligation or the payment of any other Obligation (other than any Obligation under any Hedging Agreement), and such default shall continue unremedied for three (3) Business Days after the earlier of a Responsible Officer of a Credit Party becoming aware of such default or written notice thereof has been given to the Borrower by the Administrative Agent.

         (c) Misrepresentation. Any representation, warranty or statement made or deemed to be made by any Credit Party or any of its Subsidiaries, if applicable, under this Agreement, any Loan Document or any amendment hereto or thereto or in any certificate delivered to the Administrative Agent or to any Lender pursuant hereto and thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

         (d) Default in Performance of Certain Covenants. (i) Any of the Credit Parties shall default in the performance or observance of any covenant or agreement contained in Sections 7.5(d), 8.1(i), 8.11 and 8.12 and Article IX or
(ii) any of the Credit Parties shall default in the performance or observance of any other covenant or agreement contained in Article VII, and such default shall continue unremedied for five (5) Business Days.


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

         (e) Default in Performance of Other Covenants and Conditions. Any of the Credit Parties or any Subsidiary thereof, if applicable, shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 11.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after the earlier of a Responsible Officer of a Credit Party becoming aware of such default or written notice thereof has been given to the Borrower by the Administrative Agent.

         (f) Hedging Agreement. Any termination payments in an amount greater than $5,000,000 shall be due by any Credit Party under any Hedging Agreement and such amount is not paid within thirty (30) Business Days of the due date thereof.

         (g) Debt Cross-Default. Any of the Credit Parties or any of their Subsidiaries shall (i) default in the payment of any Debt (other than Debt under this Agreement, the Notes or the Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $5,000,000, beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than Debt under this Agreement, the Notes or the Reimbursement Obligation), the aggregate outstanding amount of which Debt is in excess of $5,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any such notice having been given and any applicable grace period having expired).

         (h) Change in Control. An event described in clause (i), (ii) or (iii) below shall have occurred: (i) during any period of twelve (12) consecutive months, individuals who at the beginning of such period constituted the board of directors of the Borrower (together with any new directors whose election by such board or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) and who were entitled to vote on such matters, cease for any reason to constitute a majority of the board of directors of the Borrower then in office, (ii) any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) shall obtain ownership or control in one or more series of transactions of more than twenty-five percent (25%) of the common stock or twenty-five percent (25%) of the voting power of the Borrower entitled to vote in the election of members of the board of directors of the Borrower or (iii) there shall have occurred under any indenture or other instrument evidencing any Debt in excess of $5,000,000 any "change in control" (as defined in such indenture or other evidence of Debt) obligating the Borrower to repurchase, redeem or repay all or any part of the Debt provided for therein (any such event, a "Change in Control").

         (i) Voluntary Bankruptcy Proceeding. Any Credit Party or any Material Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for


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

adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

         (j) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Credit Party or any Material Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any Credit Party or any Material Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

         (k) Enforcement. A creditor or an encumbrance attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the undertakings and assets of any Credit Party or any Material Subsidiary thereof having a value exceeding $5,000,000 and (if capable of discharge) such possession is not terminated or such attachment or process is not satisfied, removed or discharge within thirty
(30) days.

         (l) Judgment. A judgment or order for the payment of money which causes the aggregate amount of all such judgments at any time undischarged and unstayed as provided in this paragraph (exclusive of amounts covered by insurance provided by reputable insurers) to exceed $5,000,000 shall be entered against any Credit Party or any Subsidiary thereof by any court and such judgment or order shall continue without discharge or stay for a period of thirty (30) days.

         (m) Guaranty. At any time after the execution and delivery thereof, the guaranty given by a Guarantor hereunder or any provision thereof shall cease to be in full force or effect as to such Guarantor, or such Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty.

         (n) ERISA. An event described in each clause (i), (ii) and (iii) below shall have occurred: (i) any Pension Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Pension Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62 , .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Pension Plan within the following thirty (30)


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

days, any Pension Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Pension Plan, any Pension Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Pension Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Pension Plan or a Foreign Pension Plan has not been timely made, the Credit Parties or any of their Subsidiaries or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Pension Plan under Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of
the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Credit Parties or any of their Subsidiaries has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Pension Plans or Foreign Pension Plans; (ii) there shall result from any such event or events the imposition of a lien, the granting of a security interest or a liability or a material risk of such a lien being imposed, such security interest being granted or such liability being incurred, and (iii) such lien, security interest or liability, individually, and/or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

         (o) Senior Note Cross-Default. The occurrence of an "Event of Default" (as defined in the Senior Note Indenture and the New Senior Note Indenture, respectively) under the Senior Note Indenture or the New Senior Note Indenture.

         (p) Senior Subordinated Note Cross-Default. The occurrence of an "Event of Default" (as defined in the Senior Subordinated Note Indenture) under the Senior Subordinated Note Indenture.

         SECTION 11.2      REMEDIES.

         Upon the occurrence and during the continuance of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Credit Parties:

         (a) Acceleration: Termination of Facilities. Declare the principal of and interest on the Loans, the Notes and the Reimbursement Obligation at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (other than any Hedging Agreement) (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and all other Obligations (other than Obligations owing under any Hedging Agreement), to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrower to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 11.1(i), (j) or (k) with respect to the Credit Parties, the Credit Facility shall be automatically terminated and all Obligations (other


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

than obligations owing under any Hedging Agreement) shall automatically become due and payable.

         (b) Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, require the Borrower at such time to deposit or cause to be deposited in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be promptly returned to the Borrower.

         (c) Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Obligations.

         SECTION 11.3      RIGHTS AND REMEDIES CUMULATIVE; NON-WAIVER; ETC.

         The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Credit Parties, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.


                                   ARTICLE XII

                            THE ADMINISTRATIVE AGENT

         SECTION 12.1      APPOINTMENT.

         Each of the Lenders hereby irrevocably designates and appoints Bank of America as Administrative Agent of such Lender under this Agreement and the other Loan Documents for the term hereof and each such Lender irrevocably authorizes Bank of America as Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other


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Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent. Any reference to the Administrative Agent in this Article XII shall be deemed to refer to the Administrative Agent solely in its capacity as Administrative Agent and not in its capacity as a Lender.

         SECTION 12.2      DELEGATION OF DUTIES.

         The Administrative Agent may execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent with reasonable care.

         SECTION 12.3      EXCULPATORY PROVISIONS.

         Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party or any of its Subsidiaries or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of any Credit Party or any of its Subsidiaries to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of any Credit Party or any of its Subsidiaries.

         SECTION 12.4      RELIANCE BY THE ADMINISTRATIVE AGENT.

         The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 13.9 hereof. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         SECTION 12.5      NOTICE OF DEFAULT.

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or the Credit Parties referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders, except to the extent that other provisions of this Agreement expressly require that any such action be taken or not be taken only with the consent and authorization or the request of the Lenders or Required Lenders, as applicable.

         SECTION 12.6      NON-RELIANCE ON THE ADMINISTRATIVE AGENT AND OTHER
LENDERS.

         Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Credit Parties or any of their respective Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries and made its own decision to make its Loans and issue or participate in Letters of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or by the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of any Credit Party or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

         SECTION 12.7      INDEMNIFICATION.

         The Lenders agree to indemnify the Administrative Agent in its capacity as such and (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to the respective amounts of their Commitment Percentages from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes or any Reimbursement Obligation) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent they result from the Administrative Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder and the termination of this Agreement.

         SECTION 12.8      THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.

         The Administrative Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Credit Parties as though the Administrative Agent were not an Administrative Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued by it or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         SECTION 12.9 RESIGNATION OF THE ADMINISTRATIVE AGENT; SUCCESSOR ADMINISTRATIVE AGENT.

         The Administrative Agent may resign as Administrative Agent at any time by giving thirty (30) days advance notice thereof to the Lenders and the Credit Parties and, thereafter, the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. Upon any such resignation, the Required Lenders shall have the right, subject to the approval of the Borrower (so long as no Default or Event of Default has occurred and is continuing), to appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. If no successor Administrative Agent shall have been so appointed by the Required Lenders, been approved (so long as no Default or Event of Default has occurred and is continuing) by the Borrower or have accepted such appointment within thirty (30) days after the Administrative Agent's giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent reasonably acceptable to the Borrower (so long as no Default or Event of Default has occurred and is continuing), which successor shall have minimum capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 12.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         SECTION 12.10     OTHER AGENTS; LEAD MANAGERS.

         None of the Lenders identified on the facing page or signature pages of this Agreement as a "Co-Documentation Agent" or "Joint Lead Manager" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


                                  ARTICLE XIII

                                  MISCELLANEOUS

         SECTION 13.1      NOTICES.

         (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

         (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

         If to the Borrower or any Guarantor:

                  c/o Caraustar Industries, Inc.
                  3100 Joe Jerkins Blvd.
                  Austell, Georgia 30106
                  Attention: Chief Financial Officer
                  Telephone: (770) 948-3101
                  Telecopier: (770) 732-3401

         If to Bank of America as Administrative Agent:

                  For Payments:

                  Bank of America, N.A.
                  (ABA) 111000012
                  1850 Gateway Boulevard
                  Concord, California 94520
                  Attention: Credit Services - Agency
                  For Credit to Account No.: 3750836479
                  Reference: Caraustar

                  For Notices of Revolving Credit Borrowing, Notices of Conversion/Continuation, Notices of Account Designation and copies of L/C Applications

                  Bank of America, N.A.
                  Credit Services - Agency Administration
                  1850 Gateway Boulevard, 5th Floor
                  Mail Code: CA4-706-05-09
                  Concord, California 94520
                  Attention: Mark Garcia
                  Telephone: (925) 675-8416
                  Facsimile: (925) 969-2821

                  For all other Notices:

                  Bank of America, N.A.
                  San Francisco Credit Products
                  Mail Code: CA5-705-12-12
                  555 California Street - 12th Floor
                  San Francisco, California 94104
                  Attention: Kevin Sullivan
                  Telephone: (415) 622-4567
                  Facsimile: (415) 622-4585

         If to any Lender:

                  To the Address set forth on Schedule 13.1 hereto

         (c) Administrative Agent's Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and the Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed.

         SECTION 13.2      EXPENSES, INDEMNITY.

         The Borrower agrees to (a) pay all reasonable out-of-pocket expenses of the Administrative Agent and the Arrangers in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation the reasonable out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel for the Administrative Agent (including the allocated cost of internal counsel) and (ii) the preparation, negotiation, execution and delivery of any waiver, amendment or consent by the Administrative Agent, the Arrangers or the Lenders relating to this Agreement or any other Loan Document or the interpretation of any Loan Document, including without limitation reasonable fees and disbursements of counsel for the Administrative Agent (including the allocated cost of internal counsel), (b) pay all reasonable out-of-pocket expenses of the Administrative Agent, the Arrangers and each Lender actually incurred in connection with the enforcement of any rights and remedies of the Administrative Agent, the Arrangers and the Lenders under the Credit Facility, including, to the extent reasonable under the circumstances, consulting with accountants, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent, any Arranger or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons (including the allocated cost of internal counsel), and (c) defend, indemnify and hold harmless the Administrative Agent, the Arrangers and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the Administrative Agent, any Arranger or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with this Agreement, the Credit Facility, any other Loan Document, the Loans or the Notes or as a result of the breach of any of the Credit Parties' obligations hereunder, including without limitation reasonable attorney's fees (including the allocated cost of internal counsel), consultant's fees and settlement costs (but excluding any losses, penalties, fines liabilities, settlements, damages, costs and expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as finally determined by a court of competent jurisdiction)).

         SECTION 13.3      SET-OFF.

         In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with Section 13.9 are hereby authorized by the Credit Parties at any time or from time to time, without notice to the Credit Parties or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply (including, without limitation, the right to combine currencies) any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the accounts of the Borrower against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Administrative Agent shall have declared any or all of the Obligations to be due and payable as permitted by Section 11.2 and although such Obligations shall be contingent or unmatured.

         SECTION 13.4      GOVERNING LAW.

         This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without giving effect to the conflict of law principles thereof.

         SECTION 13.5      CONSENT TO JURISDICTION.

         Each of the parties hereto hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in North Carolina, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. Each of the parties hereto hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by any other party hereto in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 13.1. Nothing in this
Section 13.5 shall affect the right of any of the parties hereto to serve legal process in any other manner permitted by Applicable Law or affect the right of any of the parties hereto to bring any action or proceeding against any other party hereto or its properties in the courts of any other jurisdictions.

         SECTION 13.6      WAIVER OF JURY TRIAL.

         EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY CREDIT DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY CREDIT DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         SECTION 13.7      REVERSAL OF PAYMENTS.

         To the extent any Credit Party makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

         SECTION 13.8      ACCOUNTING MATTERS.

         Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that, if the Credit Parties notify the Administrative Agent that the Credit Parties request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Credit Parties that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance therewith.

         SECTION 13.9      SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swingline Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Revolving Credit Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Revolving Credit Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of outstanding Swingline Loans, and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.8, 4.9, 4.10, 4.11, 13.2 and 13.13). Upon request, the Borrower (at its expense) shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

         (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant,
(ii) reduce the principal, interest, fees or other amounts payable to such Participant or (iii) release all or substantially all of the Guarantors from their obligations hereunder. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.8, 4.9, 4.10 and 4.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.3 as though it were a Lender, provided such Participant agrees to be subject to Section 4.6 as though it were a Lender.

         (e) A Participant shall not be entitled to receive any greater payment under Section 4.9 or Section 4.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.11 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 4.11(e) as though it were a Foreign Lender.

         (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 13.9(b), the Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth Business Day.

         (h) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Credit Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon thirty
(30) days' notice to the Borrower and the Lenders, resign as Issuing Lender and/or (ii) upon five (5) Business Days' notice to the Borrower, terminate the Swingline Commitment. In the event of any such resignation as Issuing Lender or termination of the Swingline Commitment, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Lender and/or Swingline Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as Issuing Lender or the termination of the Swingline Commitment, as the case may be. Bank of America shall retain all the rights and obligations of the Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Lender and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund participations pursuant to Section 3.4. If Bank of America terminates the Swingline Commitment, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such termination, including the right to require the Lenders to make Base Rate Loans or fund participations in outstanding Swingline Loans pursuant to Section 2.5(b).

         (i) (i) Notwithstanding anything to the contrary contained herein, any Lender (a "Designating Lender") may grant to one or more special purpose funding vehicles (each, an "SPV"), identified as such in writing from time to time by the Designating Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Designating Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (A) nothing herein shall constitute a commitment by any SPV to make any Loan, (B) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Designating Lender shall be obligated to make such Loan pursuant to the terms hereof, (C) the Designating Lender shall remain liable for any indemnity or other payment obligation with respect to its Commitments hereunder and (D) each such SPV would satisfy the requirements of Section 4.11 if such SPV was a Lender hereunder. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Designating Lender to the same extent as a Loan made by, and as if such Loan were made by, such Designating Lender.

                  (ii) As to any Loans or portion thereof made by it, each SPV shall have all the rights that a Lender making such Loans or portion thereof would have had under this Agreement; provided, however that each SPV shall have granted to its Designating Lender an irrevocable power of attorney, to deliver and receive all communications and notices under this Agreement (and any related documents), including, without limitation, any Notice of Revolving Credit Borrowing and any Notice of Conversion/Continuation, and to exercise on such SPV's behalf, all of such SPV's voting rights under this Agreement. No additional Note shall be required to evidence the Loans or portion thereof made by an SPV; and the related Designating Lender shall be deemed to hold its Note as agent for such SPV to the extent of the Loans or portion thereof funded by such SPV. In addition, any payments for the account of any SPV shall be paid to its Designating Lender as agent for such SPV.

                  (iii) Each party hereto hereby agrees that no SPV shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable for so long as, and to the extent, the Designating Lender provides such indemnity or makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding prior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof.

                  (iv) In addition, notwithstanding anything to the contrary contained in this Section 13.9 or otherwise in this Agreement, any SPV may (A) at any time and without paying any processing fee therefor, assign or participate all or a portion of its interest in any Loans to the Designating Lender (or to any other SPV of such Designating Lender) or to any financial institutions providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPV. This
         Section 13.9 may not be amended without the written consent of any Designating Lender affected thereby.

         SECTION 13.10     CONFIDENTIALITY.

         Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement;
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified in writing as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         SECTION 13.11     AMENDMENTS, WAIVERS AND CONSENTS.

         Except as set forth below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders and any consent may be given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Credit Parties; provided that no amendment, waiver or consent shall, without the consent of each Lender affected thereby, (a) increase the amount or extend the time of the obligation of the Lenders to make Loans or issue or participate in Letters of Credit, (b) extend the originally scheduled time or times of payment of the principal of any Loan or Reimbursement Obligation or the time or times of payment of interest or fees on any Loan or Reimbursement Obligation, (c) reduce the rate of interest or fees payable on any Loan or Reimbursement Obligation,
(d) reduce the principal amount of any Loan or Reimbursement Obligation, (e) permit any assignment (other than as specifically permitted or contemplated in this Agreement) of any of the Credit Parties' rights and obligations hereunder,
(f) release all or substantially all of the Guarantors from the guaranty hereunder or (g) amend the provisions of this Section 13.10 or the percentage set forth in the definition of Required Lenders. In addition, no amendment, waiver or consent to the provisions of (i) Article XII shall be made without the written consent of the Administrative Agent, (ii) Section 2.5 shall be made without the consent of the Swingline Lender and (iii) Article III shall be made without the written consent of each Issuing Lender.

         Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of
Section 1126(c) of the Federal Bankruptcy Code (as now or hereafter in effect) supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

         SECTION 13.12     PERFORMANCE OF DUTIES.

         The Credit Parties' obligations under this Agreement and each of the Loan Documents shall be performed by the Credit Parties at their sole cost and expense.

         SECTION 13.13     ALL POWERS COUPLED WITH INTEREST.

         All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facility has not been terminated.

         SECTION 13.14     SURVIVAL OF INDEMNITIES.

         Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent, the Arrangers and the Lenders are entitled under the provisions of this Article XIII and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Administrative Agent, the Arrangers and the Lenders against events arising after such termination as well as before, including after the Borrower's acceptance of the Lenders' commitments for the Credit Facility, notwithstanding any failure of such facility to close.

         SECTION 13.15     TITLES AND CAPTIONS.

         Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         SECTION 13.16     SEVERABILITY OF PROVISIONS.

         Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 13.17     COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement. Delivery of any executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 13.18     BINDING EFFECT; TERM OF AGREEMENT.

         (a) This Agreement shall become effective at such time, on or after the Closing Date, that the conditions precedent set forth in Section 5.1 have been satisfied or waived and when it shall have been executed by each of the Credit Parties and the Administrative Agent, and the Administrative Agent shall have received copies of the signature pages hereto (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender (including the Issuing Lender), and thereafter this Agreement shall be binding upon and inure to the benefit of each Credit Party, each Lender (including the Issuing Lender) and the Administrative Agent, together with their permitted successors and assigns.

         (b) This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations (other than obligations owing by any Credit Party to any Lender or Affiliate of a Lender or the Administrative Agent under any Hedging Agreement) due and owing on the date of termination shall have been paid and satisfied in full, all Letters of Credit have been terminated or expired, and the Revolving Credit Commitments have been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

         SECTION 13.19 INCONSISTENCIES WITH OTHER DOCUMENTS; INDEPENDENT EFFECT OF COVENANTS.

         (a) In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control.

         (b) Each Credit Party expressly acknowledges and agrees that each covenant contained in Article VII, Article VIII and Article IX hereof shall be given independent effect.


                           [Signature pages to follow]

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

BORROWER:                  CARAUSTAR INDUSTRIES, INC.,
                           a North Carolina corporation

                           By: /s/ H. Lee Thrash, III
                              --------------------------------------------------
                           Name: H. Lee Thrash, III
                           Title: Vice President and Chief Financial Officer

GUARANTORS:                AUSTELL BOX BOARD CORPORATION,
                           a Georgia corporation
                           AUSTELL HOLDING COMPANY, LLC,
                           a Georgia corporation
                           BUFFALO PAPERBOARD CORPORATION,
                           a New York corporation
                           CAMDEN PAPERBOARD CORPORATION,
                           a New Jersey corporation
                           CARAUSTAR CUSTOM PACKAGING GROUP, INC.,
                           a Delaware corporation
                           CARAUSTAR CUSTOM PACKAGING GROUP (MARYLAND), INC., a Maryland corporation
                           CARAUSTAR INDUSTRIAL & CONSUMER PRODUCTS GROUP, INC., a Delaware corporation
                           CARAUSTAR PAPERBOARD CORPORATION,
                           an Ohio corporation
                           CARAUSTAR RECOVERED FIBER GROUP, INC.,
                           a Delaware corporation
                           CAROLINA COMPONENT CONCEPTS, INC.,
                           a North Carolina corporation
                           CAROLINA CONVERTING INCORPORATED,
                           a North Carolina corporation
                           CAROLINA PAPER BOARD CORPORATION,
                           a North Carolina corporation
                           CAROTELL PAPER BOARD CORPORATION,
                           a South Carolina corporation
                           CHATTANOOGA PAPERBOARD CORPORATION,
                           a Tennessee corporation
                           CHICAGO PAPERBOARD CORPORATION,
                           an Illinois corporation
                           CINCINNATI PAPERBOARD CORPORATION,
                           an Ohio corporation

                           By: /s/ H. Lee Thrash, III
                              --------------------------------------------------
                           Name: H. Lee Thrash, III
                           Title: Vice President
                                    of each of the foregoing Guarantors

                                                      [Signature Pages Continue]

                     COLUMBUS RECYCLING, INC.,
                     a Georgia corporation
                     FEDERAL TRANSPORT, INC.,
                     an Ohio corporation
                     GYPSUM MGC, INC.,
                     a Delaware corporation
                     HALIFAX PAPER BOARD COMPANY, INC.,
                     a North Carolina corporation
                     MCQUEENEY GYPSUM COMPANY,
                     a Delaware corporation
                     MCQUEENY GYPSUM COMPANY, LLC,
                     a Delaware corporation
                     NEW AUSTELL BOX BOARD COMPANY,
                     a Georgia corporation
                     PAPER RECYCLING, INC.,
                     a Georgia corporation
                     PBL INC.,
                     a Delaware corporation
                     READING PAPERBOARD CORPORATION,
                     a Pennsylvania corporation
                     RICHMOND PAPERBOARD CORPORATION,
                     a Virginia corporation
                     SPRAGUE PAPERBOARD, INC.,
                     a Connecticut corporation
                     SWEETWATER PAPER BOARD COMPANY, INC.,
                     a Georgia corporation

                     By: /s/ H. Lee Thrash, III
                        -------------------------------------------------------
                     Name: H. Lee Thrash, III
                     Title: Vice President
                           of each of the foregoing Guarantors

                     CARAUSTAR, G.P.,
                     a South Carolina general partnership

                     By:   CARAUSTAR INDUSTRIES, INC.,
                           a North Carolina corporation, general partner

                           By: /s/ H. Lee Thrash, III
                              -------------------------------------------------
                           Name: H. Lee Thrash, III
                           Title: Vice President and Chief Financial Officer

                     By:   CARAUSTAR INDUSTRIAL & CONSUMER PRODUCTS
                           GROUP, INC., a Delaware corporation, general partner

                           By: /s/ H. Lee Thrash, III
                              -------------------------------------------------
                           Name: H. Lee Thrash, III
                           Title: Vice President

                           [Signature Pages Continue]

LENDERS:                   BANK OF AMERICA, N.A.,
                           as Administrative Agent, individually as a Lender and as Swingline Lender

                           By: /s/ Kevin Sullivan
                              -------------------------------------------------
                           Name: Kevin Sullivan
                                -----------------------------------------------
                           Title: Managing Director
                                 ----------------------------------------------

                           BANKERS TRUST COMPANY

                           By: /s/ Robert R. Telesca
                              -------------------------------------------------
                           Name: Robert R. Telesca
                                -----------------------------------------------
                           Title: Assistant Vice President
                                 ----------------------------------------------

                           CREDIT SUISSE FIRST BOSTON

                           By: /s/ David W. Kratovil
                              -------------------------------------------------
                           Name: David W. Kratovil
                                -----------------------------------------------
                           Title: Director
                                 ----------------------------------------------

                           CREDIT SUISSE FIRST BOSTON

                           By: /s/ Jeffrey Bernstein
                              -------------------------------------------------
                           Name: Jeffrey Bernstein
                                -----------------------------------------------
                           Title: Vice President
                                 ----------------------------------------------


                           CREDIT LYONNAIS NEW YORK BRANCH

                           By: /s/ Robert Hurst
                              -------------------------------------------------
                           Name: Robert Hurst
                                -----------------------------------------------
                           Title: Vice President
                                 ----------------------------------------------

                           THE BANK OF NEW YORK

                           By: /s/ David C. Siegel
                              -------------------------------------------------
                           Name: David C. Siegel
                                -----------------------------------------------
                           Title: Vice President
                                 ----------------------------------------------

                                 SCHEDULE 1.1(a)

                 REVOLVING CREDIT COMMITMENTS AS OF CLOSING DATE

                                                         REVOLVING CREDIT
                   LENDER                                   COMMITMENT                    COMMITMENT PERCENTAGE
            ---------------------                        ----------------                 ---------------------
            Bank of America, N.A.                          $16,000,000                        21.33333334%
            Bankers Trust Company                          $16,000,000                        21.33333333%
         Credit Suisse First Boston                        $16,000,000                        21.33333333%
       Credit Lyonnais New York Branch                     $16,000,000                        21.33333333%
            The Bank of New York                           $11,000,000                        14.66666667%
                    Total                                  $75,000,000                       100.00000000%

                                  SCHEDULE 3.1

                           EXISTING LETTERS OF CREDIT

    Type       Letter of Credit No.  Expiry Date      Face Amount                       Beneficiary
  -------      --------------------  -----------     -------------      -------------------------------------------
  Standby            S-12170           11/10/01      $   12,000.00            Chair, Workers Compensation Board
  Standby            S-12212           12/31/01      $2,951,000.00          Reliance National Indemnity Company
  Standby            S-13230           12/28/01      $   40,500.00                West Manchester Township
  Standby            S-13782           12/17/01      $3,565,625.00           LaSalle Bank National Association
  Standby            S-13786           12/01/01      $1,649,000.00      Lumbermans Mutual Casualty Co. & Affiliates
  Standby            S-13817           12/31/01      $1,260,000.00      Lumbermans Mutual Casualty Co. & Affiliates

                                 SCHEDULE 6.1(b)

                          SUBSIDIARIES OF THE BORROWER

                          Subsidiaries of the Borrower

Domestic Subsidiaries:

                                                         State of Incorporation/
     Name of Subsidiary                                        Formation
-----------------------------                            -----------------------
Austell Box Board Corporation                                      GA
Austell Holding Company, LLC                                       GA
Buffalo Paperboard Corporation                                     NY
Camden Paperboard Corporation                                      NJ
Caraustar, G.P. (a general partnership)                            SC
Caraustar Custom Packaging Group, Inc.                             DE
Caraustar Custom Packaging Group (Maryland), Inc.                  MD
Caraustar Industrial & Consumer Products Group, Inc.               DE
Caraustar Paperboard Corporation                                   OH
Caraustar Recovered Fiber Group, Inc.                              DE
Carolina Component Concepts, Inc.                                  NC
Carolina Converting Incorporated                                   NC
Carolina Paper Board Corporation                                   NC
Carotell Paper Board Corporation                                   SC
Chattanooga Paperboard Corporation                                 TN
Chicago Paperboard Corporation                                     IL
Cincinnati Paperboard Corporation                                  OH
Columbus Recycling, Inc.                                           GA
Federal Transport, Inc.                                            OH
Gypsum MGC, Inc.                                                   DE
Halifax Paper Board Company, Inc.                                  NC
McQueeney Gypsum Company                                           DE
McQueeny Gypsum Company, LLC                                       DE
New Austell Box Board Company                                      GA
Paper Recycling, Inc.                                              GA
Paragon Plastics, Inc.                                             SC
PBL Inc.                                                           DE
Reading Paperboard Corporation                                     PA
Richmond Paperboard Corporation                                    VA
Sprague Paperboard, Inc.                                           CT
Sweetwater Paper Board Company, Inc.                               GA

Foreign Subsidiaries:

                                                       Jurisdiction of Incorporation/
      Name of Subsidiary                                        Formation
------------------------------                         ------------------------------
Caraustar Exports, Inc.                                           USVI
Caraustar Paper Tube de Mexico                                    Mexico
Caraustar Industrial & Consumer Products Group, Ltd.              UK

                                 SCHEDULE 6.1(p)

               DEBT AND SUPPORT OBLIGATIONS OF THE CREDIT PARTIES
          AND ANY SUBSIDIARY IN EXCESS OF $5 MILLION AS OF CLOSING DATE

                          Debt and Support Obligations
                             in excess of $5,000,000

         1. Credit Agreement, dated as of July 23, 1997, among the Borrower, the banks listed therein, Bankers Trust Company, as Administrative Agent, Bank of America, N.A., as Syndication Agent, SunTrust Bank, as Documentation Agent, First Union National Bank, as Managing Agent, and each of Credit Lyonnais, The Bank of New York, The Bank of Nova Scotia, The Bank of Tokyo-Mitsubishi, Ltd., and Wachovia Bank, as Co-Agents, as amended, together with the Loan Documents, as such term is defined in the Credit Agreement, as amended. Principal amount outstanding: $210.0 million. (To be repaid in full and terminated on or prior to the Closing Date.)

         2. Note Agreement, dated as of October 1, 1992, between the Borrower and The Prudential Insurance Company of America, as amended, and the Senior Notes issued pursuant thereto, as amended. Principal amount outstanding: $66.2 million. (To be repaid in full and terminated on or prior to the Closing Date.)

         3. 7 3/8% Senior Notes of the Borrower due 2009 issued pursuant to the Indenture, dated as of June 1, 1999, between the Borrower and The Bank of New York, Trustee, as amended and supplemented. Principal amount outstanding: $198.8 million.

         4. Guaranty Agreement, dated as of July 30, 1999, made by the Borrower, as amended, under the Amended and Restated Revolving Credit Agreement, dated as of December 18, 2000, between Premier Boxboard Limited LLC and SunTrust Bank, as amended. Outstanding principal amount guaranteed: $15.1 million (including letter of credit outstandings).

         5. Second Amended and Restated Parent Guaranty, dated as of August 1, 1999, made by the Borrower, as amended, under the Second Amended and Restated Loan Agreement, dated as of August 1, 1999, among Standard Gypsum, L.P., the lenders named therein, and Toronto Dominion (Texas), Inc., as Administrative Agent, as amended. Outstanding principal amount guaranteed: $28.1 million (including letter of credit outstandings).

         6.       The Senior Subordinated Notes.

         7.       The New Senior Notes.

         8. Letters of credit listed in Schedule 3.1 (all of which will become "Letters of Credit" deemed issued under the Credit Agreement as of the Closing
Date).

                                  SCHEDULE 9.1

                            COST REDUCTION SYNERGIES

                              See attached schedule

                                    CARAUSTAR
                       ESTIMATED COST REDUCTION SYNERGIES
                              CRANE CARTON COMPANY
                               ACQUIRED 10/3/2000


                                                                            Q4                Q1                 Q2
                                                                           2000              2001               2001
                                                                        ----------        ----------          --------
Cash Salary / Other employment expense savings                          $  250,000        $  250,000          $250,000


Supply contract savings - integration of Crane board purchases          $  537,000        $  537,000          $537,000
                                                                        ----------        ----------          --------

COST SYNERGY ADJUSTMENT TO EBITDA                                                         $1,574,000          $787,000
                                                                                          ==========          ========

                                  SCHEDULE 9.3

                                 PERMITTED DEBT

                                     (000s)

SUB DEBT
Sprague IRBs                                            $4,700
Crane IRBs                                              $3,500
Other                                                   $   36

LETTERS OF CREDIT
Chair, Workers' Compensation Board                      $   12
Reliance National                                       $2,951
West Manchester Township, York                          $   41
LaSalle Bank National Association (Crane IRBs)          $3,565
Lumbermans Mutual Casualty Co. (Kemper)                 $1,649
Lumbermans Mutual Casualty Co. (Kemper)                 $1,260
Caraustar portion of PBL's LOC                          $  115
                                                        ------
                                                        $9,593


The following Debt shall be "Designated Senior Debt" for purposes of the Senior Subordinated Note Indenture:

1.       The Debt under the Credit Agreement and the other Loan Documents.

2.       The Senior Notes.

3.       The New Senior Notes.

                                  SCHEDULE 9.7

                         INVESTMENTS AS OF CLOSING DATE

1.       50% limited liability company interest in Premier Boxboard Limited LLC.

2. 49% limited partner interest and 1% general partner interest in Standard Gypsum, L.P.

3.       50% limited liability company interest in Caraustar Northwest LLC.

4.       50% limited liability company interest in Data Rich LLC.

5.       49% equity interest in Designs Tube Company Limited.

                                  SCHEDULE 13.1

                          NOTICE ADDRESSES FOR LENDERS

       LENDER                             CREDIT CONTACT                           OPERATIONS CONTACT
---------------------              -----------------------------             -------------------------------
Bank of America, N.A.              Bank of America, N.A.                     Bank of America, N.A.
                                   San Francisco Credit Products             Credit Services - Agency  Admin
                                   Mail Code:  CA5-705-12-12                 1850 Gateway Boulevard, 5th Floor
                                   555 California Street - 12th Floor        Mail Code:  CA4-706-05-09
                                   San Francisco, California 94104           Concord, California 94520
                                   Attention:        Kevin Sullivan          Attention:        Mark Garcia
                                   Telephone:        415-622-4567            Telephone:        925-675-8416
                                   Facsimile:        415-622-4585            Facsimile:        925-969-2821

Bankers Trust Company              Bankers Trust Company                     Bankers Trust Company
                                   233 S. Wacker Dr., Suite 8400             130 Liberty Street, 14th Floor
                                   Chicago, IL  60606                        New York, New York  10006
                                   Attn:             Loretta Summers         Attn:             Jim Cullen
                                   Telephone:        312-993-8006            Telephone:        212-250-2348
                                   Facsimile:        312-993-8182            Facsimile:        212-250-2340

The Bank of New York               The Bank of New York                      The Bank of New York
                                   One Wall Street                           One Wall Street
                                   New York, New York  10286                 New York, New York  10286
                                   Attn:             David Siegal            Attn:             Diana Johnson
                                   Telephone:        212-635-6899            Telephone:        212-635-6780
                                   Facsimile:        212-635-6434            Facsimile:        212-635-6877

Credit Lyonnais New York Branch    Credit Lyonnais New York Branch           Credit Lyonnais New York Branch
                                   1301 Avenue of The Americas               1301 Avenue of The Americas
                                   New York, New York  10019                 New York, New York  10019
                                   Attn:             Scott R. Chappelka      Attn:             Agnes Castillo
                                   Telephone:        212-261-7316            Telephone:        212-261-7669
                                   Facsimile:        212-459-3179            Facsimile:        212-261-7696

Credit Suisse First Boston         Credit Suisse First Boston                Credit Suisse First Boston
                                   Eleven Madison Avenue, 10th Floor         5 World Trade Center, 8th Floor
                                   New York, New York  10010-3629            New York, New York  10048
                                   Attn:             David Kratovil          Attn:             Lai Chung
                                   Telephone:        212-                    Telephone:        212-322-1791
                                   Facsimile:        212-                    Facsimile:        212-335-0593

                                    EXHIBIT A

                          FORM OF REVOLVING CREDIT NOTE

                                                                  March   , 2001
                                                                        --

         FOR VALUE RECEIVED, the undersigned (the "Borrower") hereby promises to pay to the order of ______________________, its successors and assigns, on or before the Termination Date to the office of the Administrative Agent in immediately available funds as provided in the Credit Agreement,

                  (i) in the case of Revolving Credit Loans, such Lender's Revolving Credit Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans owing to such Lender; and

                  (ii) in the case of Swingline Loans, if such Lender is the Swingline Lender, the Swingline Commitment or, if less, the aggregate unpaid principal amount of all Swingline Loans owing to the Swingline Lender;

together with interest thereon at the rates and as provided in the Credit Agreement.

         This Note is one of the Revolving Credit Notes referred to in the Credit Agreement dated as of the date hereof (as amended, restated or otherwise modified, the "Credit Agreement") by and among the Borrower, the Subsidiaries of the Borrower identified therein, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent. Terms used herein but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

         The holder may endorse and attach a schedule to reflect borrowings evidenced by this Note and all payments and prepayments thereon; provided that any failure to endorse such information shall not affect the obligation of the Borrower to pay amounts evidenced hereby.

         Upon the occurrence of an Event of Default, all amounts evidenced by this Note may, or shall, become immediately due and payable as provided in the Credit Agreement without presentment, demand, protest or notice of any kind, all of which are waived by the Borrower. In the event payment of amounts evidenced by this Note is not made at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

         This Note and the Loans and amounts evidenced hereby may be transferred only as provided in the Credit Agreement.

         This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of North Carolina.


                               Exhibit A, Page 1

         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed as of the date first above written.

                                    CARAUSTAR INDUSTRIES, INC.,
                                    a North Carolina corporation

                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                               Exhibit A, Page 2

                                   EXHIBIT B-1

                  FORM OF NOTICE OF REVOLVING CREDIT BORROWING

                       Dated as of:               , 200
                                   ---------------     --

Bank of America, N.A., as Administrative Agent
1850 Gateway Boulevard, 5th Floor
Concord, California 94520-3281
Attention: Agency Administrative Services

Ladies and Gentlemen:

         This irrevocable Notice of Revolving Credit Borrowing is delivered to you under Section 2.2(a) of the Credit Agreement dated as of March __, 2001 (as amended, restated or otherwise modified, the "Credit Agreement") by and among Caraustar Industries, Inc., a North Carolina corporation (the "Borrower"), the Subsidiaries of the Borrower identified therein, the Lenders from time to time party thereto (the "Lenders") and Bank of America, N.A., as Administrative Agent.

         1. The Borrower hereby requests that the Lenders make a Revolving Credit Loan to the Borrower in the aggregate principal amount of ___________. (Complete with an amount in accordance with Section 2.2(a) of the Credit Agreement.)

         2. The Borrower hereby requests that such Revolving Credit Loan be made on the following Business Day: _________________________. (Complete with a Business Day in accordance with Section 2.2(a) of the Credit Agreement.)

         3. The Borrower hereby requests that the Revolving Credit Loan bear interest at the following interest rate, plus the Applicable Percentage, as set forth below:

                                                                                                  Termination Date
                                                                     Interest Period            for Interest Period
   Component of Loan               Interest Rate                   (Offshore Rate only)           (if applicable)
   -----------------               -------------                   --------------------           ---------------

                  [BASE RATE OR OFFSHORE
                  RATE]

         4. The principal amount of all Loans and L/C Obligations outstanding as of the date hereof (including the requested Revolving Credit Loan, if applicable) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.


                              Exhibit B-1, Page 1

         5. The Borrower hereby represents and warrants that the conditions specified in Section 5.2 of the Credit Agreement have been satisfied or waived in writing by the Administrative Agent as of the date hereof.

         6. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Notice of Revolving Credit Borrowing on behalf of the Borrower this ___ day of ______________, 200__.


                           CARAUSTAR INDUSTRIES, INC.,
                           a North Carolina corporation

                           By:
                              -------------------------------------------------
                           Name:
                                -----------------------------------------------
                           Title:
                                 ----------------------------------------------


                              Exhibit B-1, Page 2

                                   EXHIBIT B-2

                      FORM OF NOTICE OF SWINGLINE BORROWING

                       Dated as of:               , 200
                                   ---------------     --

Bank of America, N.A., as Swingline Lender
1850 Gateway Boulevard, 5th Floor
Concord, California 94520-3281
Attention: Agency Administrative Services

Ladies and Gentlemen:

         This irrevocable Notice of Swingline Borrowing is delivered to you under Section 2.5(d) of the Credit Agreement dated as of March __, 2001 (as amended, restated or otherwise modified, the "Credit Agreement") by and among Caraustar Industries, Inc., a North Carolina corporation (the "Borrower"), the Subsidiaries of the Borrower identified therein, the Lenders from time to time party thereto (the "Lenders") and Bank of America, N.A., as Administrative Agent.

         1. The Borrower hereby requests that the Swingline Lender make a Swingline Loan to the Borrower in the aggregate principal amount of __________. (Complete with an amount in accordance with Section 2.5(d) of the Credit Agreement.)

         2. The Borrower hereby requests that such Swingline Loan be made on the following Business Day: ________________________ (Complete with a Business Day in accordance with Section 2.5(d) of the Credit Agreement.)

         3. The Borrower hereby requests that such Swingline Loan bear interest at the following interest rate, plus the Applicable Percentage (if applicable), as set forth below:

                                                                                                  Termination Date
                                                                Interest Period                 for Interest Period
   Component of Loan                Interest Rate             (Offshore Rate only)                (if applicable)
   -----------------                -------------             --------------------              -------------------

                  [BASE RATE, OFFSHORE RATE OR
                  ALTERNATIVE RATE ACCEPTABLE TO THE
                  SWINGLINE LENDER] *

*  Such rate being subject to the consent of the Swingline Lender

         4. The principal amount of all Loans outstanding as of the date hereof (including the requested Swingline Loan, if applicable) do not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement. The principal amount of all


                              Exhibit B-2, Page 1

Swingline Loans outstanding as of the date hereof (including the requested Swingline Loan, if applicable) does not exceed the Swingline Commitment.

         5. The Borrower hereby represents and warrants that the conditions specified in Section 4.3 of the Credit Agreement have been satisfied or waived in writing by the Administrative Agent as of the date hereof.

         6. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Notice of Swingline Borrowing on behalf of the Borrower this ___ day of _______________, 200__.

                                   CARAUSTAR INDUSTRIES, INC.,
                                   a North Carolina corporation

                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------


                               Exhibit B-2, Page 2

                                    EXHIBIT C

                      FORM OF NOTICE OF ACCOUNT DESIGNATION

                       Dated as of:               , 200
                                   ---------------     --

Bank of America, N.A., as Administrative Agent
1850 Gateway Boulevard, 5th Floor
Concord, California 94520-3281
Attention: Agency Administrative Services
Attention:        Agency Services

Ladies and Gentlemen:

         This Notice of Account Designation is delivered to you under Section 2.2(b) of the Credit Agreement dated as of March __, 2001 (as amended, restated or otherwise modified, the "Credit Agreement") by and among Caraustar Industries, Inc., a North Carolina corporation (the "Borrower"), the Subsidiaries of the Borrower identified therein, the Lenders from time to time party thereto (the "Lenders") and Bank of America, N.A., as Administrative Agent.

         1. The Administrative Agent is hereby authorized to disburse all proceeds of Loans made to the Borrower into the following account(s):


                                            ABA Routing Number:
                                                               -----------------
                                            Account Number:
                                                           ---------------------

         2. This authorization shall remain in effect until revoked or until a subsequent Notice of Account Designation is provided by the Borrower to the Administrative Agent.

         3. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation this ___ day of _______________, 200__.

                                   CARAUSTAR INDUSTRIES, INC.,
                                   a North Carolina corporation

                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------


                              Exhibit C, Page 1

                                    EXHIBIT D

                          FORM OF NOTICE OF PREPAYMENT

                       Dated as of:               , 200
                                   ---------------     --

Bank of America, N.A., as Administrative Agent
1850 Gateway Boulevard, 5th Floor
Concord, California 94520-3281
Attention: Agency Administrative Services
Attention:        Agency Services

Ladies and Gentlemen:

         This irrevocable Notice of Prepayment is delivered to you under Section
2.3 of the Credit Agreement dated as of March __, 2001 (as amended, restated or otherwise modified, the "Credit Agreement") by and among Caraustar Industries, Inc., a North Carolina corporation (the "Borrower"), the Subsidiaries of the Borrower identified therein, the Lenders from time to time party thereto (the "Lenders") and Bank of America, N.A., as Administrative Agent.

         1. The Borrower hereby provides notice to the Administrative Agent that it shall repay the following [Base Rate Loans and/or Offshore Rate Loans]:
______________________ (Complete with an amount or amounts in accordance with Section 2.3 of the Credit Agreement.)

         2. The Borrower shall repay the above-referenced Loans on the following Business Day: _________________ (Complete in accordance with Section 2.3 of the Credit Agreement.)

         3. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Notice of Prepayment on this ___ day of _______________, 200__.

                                   CARAUSTAR INDUSTRIES, INC.,
                                   a North Carolina corporation

                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------


                               Exhibit D, Page 1

                                    EXHIBIT E

                       FORM OF GUARANTOR JOINDER AGREEMENT

         THIS GUARANTOR JOINDER AGREEMENT (the "Agreement"), dated as of _______________, 200__, is by and between _____________________, a _____________
(the "Applicant Guarantor"), and BANK OF AMERICA, N.A., in its capacity as Administrative Agent under that certain Credit Agreement dated as of March __, 2001 (as amended, restated or otherwise modified, the "Credit Agreement") by and among Caraustar Industries, Inc., a North Carolina corporation (the "Borrower"), the Subsidiaries of the Borrower identified therein, Guarantors from time to time party thereto, the Lenders from time to time party thereto (the "Lenders") and Bank of America, N.A., as Administrative Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

         The Applicant Guarantor has indicated its desire to become a Guarantor pursuant to Section 8.12 of the Credit Agreement.

         Accordingly, the Applicant Guarantor hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

         1. The Applicant Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Applicant Guarantor will be deemed to be a party to the Credit Agreement and a Guarantor for all purposes of the Credit Agreement, and shall assume and have all of the obligations of a Guarantor thereunder as if it has executed the Credit Agreement. The Applicant Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement applicable to a Guarantor.

         2. The Applicant Guarantor acknowledges and confirms that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto.

         3. The Borrower confirms that all of its obligations under the Credit Agreement are, and upon the Applicant Guarantor becoming a Guarantor shall continue to be, in full force and effect.

         4. Each of the Borrower and the Applicant Guarantor agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts and things as the Administrative Agent may reasonably request in order to effect the purposes of this Agreement.

         5. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

         6. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina.


                               Exhibit D, Page 1

         IN WITNESS WHEREOF, each of the Applicant Guarantor and the Borrower has caused this Guarantor Joinder Agreement to be duly executed by its authorized officers, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.


APPLICANT GUARANTOR:                        [                               ]
                                             -------------------------------

                                            By
                                              ------------------------------
                                            Name:
                                            Title:


BORROWER:                                   CARAUSTAR INDUSTRIES, INC.,
                                            a North Carolina corporation

                                            By
                                              ------------------------------
                                            Name:
                                            Title:


Acknowledged and accepted:

ADMINISTRATIVE AGENT:                       BANK OF AMERICA, N.A.,
                                            as Administrative Agent

                                            By
                                              ------------------------------
                                            Name:
                                            Title:


                               Exhibit D, Page 2

                                    EXHIBIT F

                    FORM OF NOTICE OF CONVERSION/CONTINUATION

                       Dated as of:               , 200
                                   ---------------     --

Bank of America, N.A., as Administrative Agent
1850 Gateway Boulevard, 5th Floor
Concord, California 94520-3281
Attention: Agency Administrative Services

Ladies and Gentlemen:

         This irrevocable Notice of Conversion/Continuation (the "Notice") is delivered to you under Section 3.2 of the Credit Agreement dated as of March __, 2001 (as amended, restated or otherwise modified, the "Credit Agreement") by and among Caraustar Industries, Inc., a North Carolina corporation (the "Borrower"), the Subsidiaries of the Borrower identified therein, the Lenders from time to time party thereto (the "Lenders") and Bank of America, N.A., as Administrative Agent.

         1. This Notice is submitted for the purpose of: (Check one and complete applicable information in accordance with the Credit Agreement.)

         Converting all or a portion of a Base Rate Loan into an Offshore Rate Loan

(a)      The aggregate outstanding principal balance of such Loan is $           .
                                                                      -----------
(b)      The principal amount of such Loan to be converted is $           .
                                                               -----------
(c)      The requested effective date of the conversion of such Loan is            .
                                                                        -----------
(d)      The requested Interest Period applicable to the converted Loan is            .
                                                                           -----------

         Converting all or a portion of an Offshore Rate Loan into a Base Rate Loan

(a)      The aggregate outstanding principal balance of such Loan is $              .
                                                                      --------------
(b)      The last day of the current Interest Period for such Loan is               .
                                                                      --------------
(c)      The principal amount of such Loan to be converted is           .
                                                              ----------
(d)      The requested effective date of the conversion of such Loan is               .
                                                                        --------------
         Continuing all or a portion of an Offshore Rate Loan as an Offshore Rate Loan

(a)      The aggregate outstanding principal balance of such Loan is $           .
                                                                      -----------


                               Exhibit E, Page 1

(b)      The last day of the current Interest Period for such Loan is            .
                                                                      -----------
(c)      The principal amount of such Loan to be continued is $           .
                                                               -----------
(d)      The requested effective date of the continuation of such Loan is            .
                                                                          -----------
(e)      The requested Interest Period applicable to the continued Loan is            .
                                                                           -----------

         2. The principal amount of all Loans and L/C Obligations outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement. The principal amount of all Swingline Loans outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding under the Swingline Commitment pursuant to the terms of the Credit Agreement.

         3. The Borrower hereby represents and warrants that no Default or Event of Default (as defined in the Credit Agreement) has occurred and is continuing.

         4. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation on this ___ day of _______________, 200__.


                                   CARAUSTAR INDUSTRIES, INC.,
                                   a North Carolina corporation

                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------

                               Exhibit E, Page 2

                                    EXHIBIT G

                    FORM OF OFFICER'S COMPLIANCE CERTIFICATE

         The undersigned, on behalf of Caraustar Industries, Inc., a North Carolina corporation (the "Borrower"), hereby certifies to the Administrative Agent and the Lenders, each as defined in the Credit Agreement referred to below, as follows:

         1. This Certificate is delivered to you pursuant to Section 6.2 of the Credit Agreement dated as of March __, 2001 (as amended, restated or otherwise modified, the "Credit Agreement") by and among the Borrower, the Subsidiaries of the Borrower identified therein, the Lenders from time to time party thereto (the "Lenders") and Bank of America, N.A., as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

         2. I have reviewed the financial statements of the Borrower and its Subsidiaries dated as of ______________ and for the _______________ period[s] then ended and such statements present fairly in all material respects the financial condition of the Borrower and its Subsidiaries as of their respective dates and the results of the operations of the Borrower and its Subsidiaries for the respective period[s] then ended, subject to normal year end adjustments for interim statements.

         3. I have reviewed the terms of the Credit Agreement and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this Certificate [except, if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Borrower and its Subsidiaries have taken, are taking and propose to take with respect thereto].

         4. The Applicable Percentage Pricing Level and information as to the financial ratios necessary for determining such figure are set forth on the attached Schedule 1.

         5. The Borrower and its Subsidiaries are in compliance with the financial covenants contained in Section 9.1 of the Credit Agreement as shown on such Schedule 1.

                            [Signature Page Follows]


                               Exhibit F, Page 1

         WITNESS the following signature as of the ___ day of _______________, 200__.

                                   CARAUSTAR INDUSTRIES, INC.,
                                   a North Carolina corporation

                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------


                               Exhibit F, Page 2

                                   Schedule 1


            Financial Covenant and Applicable Percentage Calculations



                                  See attached


                               Exhibit F, Page 3

                                    EXHIBIT H

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                       Dated as of:                , 200
                                    ---------------     --

         Reference is made to the of the Credit Agreement dated as of March __, 2001 (as amended, restated or otherwise modified, the "Credit Agreement") by and among Caraustar Industries, Inc., a North Carolina corporation (the "Borrower"), the Subsidiaries of the Borrower identified therein, the Lenders from time to time party thereto (the "Lenders") and Bank of America, N.A., as Administrative Agent. Capitalized terms used herein which are not defined herein shall have the meanings assigned thereto in the Credit Agreement.

         ______________ (the "Assignor") and _________________ (the "Assignee")
agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, as of the Effective Date (as defined below), a ___% interest in and to all of the Assignor's interest, rights and obligations with respect to its Revolving Credit Commitment and Revolving Credit Loans, which percentage represents not less than $1,000,000 of the Aggregate Revolving Credit Commitment, unless such percentage equals 100% of the Assignor's Aggregate Revolving Credit Commitment, and the Assignor thereby retains ___% of its interest therein. This Assignment and Acceptance is entered pursuant to, and authorized by, Section 13.9 of the Credit Agreement.

         2. The Assignor (i) represents that, as of the date hereof, its Commitment Percentage (without giving effect to assignments thereof which have not yet become effective) is ___%, , the outstanding balances of its Revolving Credit Loans (without giving effect to assignments thereof which have not yet become effective) is $_____; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto other than that the Assignor is the legal and beneficial over of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or its Subsidiaries or the performance or observance by the Borrower or its Subsidiaries of any of their obligations under the Credit Agreement or any other instrument or document furnished or executed pursuant thereto; and (iv) attaches for cancellation the Note delivered to it under the Credit Agreement if it retains no Commitment and requests that the Borrower issue a new Note payable to the Assignee.

         3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof and such other documents and information as it has deemed appropriate to


                               Exhibit G, Page 1
make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor or any other Lender or the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender; (vii) agrees to hold all confidential information in accordance with the provisions of Section 13.10 of the Credit Agreement; and
(viii) includes herewith for the Administrative Agent the forms required by
Section 3.11(e) of the Credit Agreement (if applicable and if not previously delivered).

         4. The effective date for this Assignment and Acceptance shall be as set forth in Section 1 of Schedule 1 hereto (the "Effective Date"), subject to the consents referred to in the following sentence. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for, to the extent required by the Credit Agreement, consent by the Borrower and the Administrative Agent and acceptance and recording in the Register.

         5. Upon such consents, acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and the other Loan Documents to which Lenders are parties and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender under each such agreement and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

         6. Upon such consents, acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.


                               Exhibit G, Page 2

         7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE DEEMED TO BE A CONTRACT UNDER SEAL AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

                                    ASSIGNOR:



                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    ASSIGNEE:

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


Acknowledged and Consented to on behalf of the Borrower: (1)

CARAUSTAR INDUSTRIES, INC.

By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------


Consented to and Accepted:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------

--------------------------------------------
(1) If applicable pursuant to Section 12.9.

                               Exhibit G, Page 3

                                   Schedule I
                                       to
                            Assignment and Acceptance

1.   Effective Date                                               , 200
                                                   ---------------     --
2.   Assignor's Interest Prior to Assignment

     (a) Assignor's Revolving Credit Commitment and Commitment Percentage:
         (i)      Revolving Credit Commitment  $
                                                 -----------------
         (ii)     Commitment Percentage                        %
                                                     ----------

     (b) Outstanding balance of Assignor's Extensions of Credit:  $
                                                                   -------------

3.   Assigned and Retained Interests

     (a) Assigned Interest (from Section 1):                                      %
                                                                        ----------
     (b) Retained Interest (from Section 1):                                      %
                                                                        ----------
4.   Assignee's Interest After Effective Date

     (a) Assignee's Revolving Credit Commitment and Commitment Percentage:
         (i)  Revolving Credit Commitment                         $
                                                                   -------------

         (ii) Commitment Percentage                                -------------%

     (b) Outstanding balance of Assignee's Extensions of Credit
         ($ amt. in line 2(a)(i) times line 3(a))                 $
                                 -----                             -------------

5.   Retained Interest of Assignor after Effective Date

     (a) Assignor's Revolving Credit Commitment and Commitment Percentage:
         (i)  Revolving Credit Commitment                         $
                                                                   -------------

         (ii)    Commitment Percentage                             -------------%

     (b) Outstanding balance of Assignor's Extensions of Credit:
         ($ amt. in line 2(a)(i) times line 3(b))                 $
                                 -----                             -------------

6.   Payment Instructions

     (a) If payable to Assignor,
         to the account of Assignor at:

              --------------------------
              --------------------------
              ABA No.:
                      ------------------
              Account Name:
                           -------------
              Acct. No.
                       -----------------
              Attn:
                   ---------------------
              Ref:
                  ----------------------


                               Exhibit G, Page 4

     (b) If payable to Assignee, to the account of Assignee at:

              --------------------------
              ABA No.:
                      ------------------
              Account Name:
                           -------------
              Account No.:
                          --------------
              Attn:
                   ---------------------
              Ref:
                  ----------------------


                               Exhibit G, Page 5